PROSPECTUS SUPPLEMENT (To Prospectus Dated November 27, 2012)	Filed Pursuant to Rule 424(b)(5) Registration File No. 333-184139

2,480,000
Ordinary Shares

We are offering 2,480,000 ordinary shares pursuant to this prospectus supplement and the accompanying prospectus.  Our ordinary shares are quoted for trading on the NASDAQ Capital Market under the symbol “ATTU.”  On November 20, 2013, the last reported sale price of our ordinary shares was $7.50 per share.

Investing our ordinary shares involves a high degree of risk.  Please read ‘‘Risk Factors’’ beginning on page S-7 of this prospectus supplement.

Neither the United States Securities and Exchange Commission, the Israel Securities Authority, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

	PER SHARE	TOTAL
Public Offering Price	$7.00	$17,360,000
Underwriting Discounts and Commissions (1)	$0.49	$1,215,200
Proceeds to Attunity, before expenses	$6.51	$16,144,800
                ________
(1)	We have agreed to reimburse the underwriters for certain offering-related expenses. See “Underwriting.”

The underwriters may also purchase up to an additional 372,000 ordinary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.

The underwriters expect to deliver the ordinary shares against payment in New York, New York on or about November 26, 2013.

Sole Book-Running Manager

Roth Capital Partners

Co-Lead Manager

Craig-Hallum Capital Group

Prospectus Supplement dated November 21, 2013

TABLE OF CONTENTS
Prospectus Supplement

TABLE OF CONTENTS

Prospectus

S - i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document.  This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (file No. 333-184139) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $20.0 million.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our ordinary shares and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, dated November 27, 2012, which gives more information about us and the type of securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

To the extent there is a conflict between the information contained, referred to or incorporated by reference, in this prospectus supplement, on the one hand, and the information contained, referred to or incorporated by reference, in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, the information and the documents incorporated by reference in this prospectus supplement shall control.

You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” beginning on page S-34 of this prospectus supplement and page 25 of the accompanying prospectus before investing in our securities.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein.  We have not, and the underwriters have not, authorized any other person to provide you with different information.  You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to:

•	“we,” “us,” “our,” “Attunity,” or the “Company” are to Attunity Ltd and its subsidiaries;

•	“dollars” or “$” are to United States Dollars;

•	“NIS” or "shekel" are to New Israeli Shekels;

•	the “Companies Law” or the “Israeli Companies Law” are to the Israeli Companies Law, 5759-1999;

S - ii

•	"Big Data" are to very large and complex quantities of datasets that are difficult to process using traditional data processing applications;

•	"CDC" are to change data capture, a process that captures and replicate only the changes made to enterprise data sources rather the entire data sources;

•	"cloud computing" are to the use of computing resources, hardware and software, that are generally delivered as a service over the Internet;

•	“RepliWeb” are to RepliWeb Inc., a Delaware corporation, which we acquired in September 2011; and

•	“OTCBB” are to the Over-The-Counter Bulletin Board.

On November 8, 2013, the exchange rate between the NIS and the dollar, as quoted by the Bank of Israel, was NIS 3.527 to $1.00. Unless indicated otherwise by the context, statements in this prospectus supplement that provide the dollar equivalent of NIS amounts or provide the NIS equivalent of dollar amounts are based on such exchange rate.

On July 19, 2012, we effected a one-for-four reverse split of our ordinary shares, and accordingly the par value of our ordinary shares was changed from NIS 0.1 to NIS 0.4 per share. Unless indicated otherwise by the context, all ordinary share, option and per share amounts as well as stock prices in this prospectus supplement and the accompanying prospectus have been adjusted to give retroactive effect to the stock split for all periods presented.

S - iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and the financial statements and other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein, before making an investment in our ordinary shares. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference therein. If you invest in our securities, you are assuming a high degree of risk.

Attunity Ltd

Overview

We are a leading provider of information availability software solutions that enable access, sharing, replication, consolidation and distribution of data across heterogeneous enterprise platforms, organizations, and the cloud. Our software solutions include data replication (Replicate), CDC, data connectivity, enterprise file replication (EFR) and managed file transfer, or MFT (a process that allows organizations to secure and automate business-to-business information exchanges over standard internet connections). Our software solutions benefit our customers’ businesses by enabling real-time access and availability of data and files where and when needed, across the maze of heterogeneous systems making up today’s information technology, or IT, environment. Our software is commonly used for projects such as data warehousing and Big Data analytics, reporting migration and modernization, application release automation (ARA), file replication and distribution and cloud data transfer.

Our products form a comprehensive suite of software infrastructure that is designed to reduce the complexity of today’s information systems and enable the use of enterprise information where and when needed. Our software includes products for real-time data integration; ARA (a process that automates the deployment and upgrade of custom applications and web content across various stages of the application and content lifecycle); and MFT. In addition, we offer a software-as-a-service (SaaS)-based platform with a portfolio of services to enable cloud data transfer.

Recent Developments

We currently expect to achieve record revenues for the fourth quarter, with an increasing number of orders from large enterprise customers.  However, these orders have longer sales cycles and are also typically dependent on timing of partner deliverables, which can be unpredictable and which may therefore cause revenue expected for 2013 to be achieved in 2014.  This in turn may negatively impact our ability to meet our previously announced revenue and profitability expectations for 2013.

On November 19, 2013, we announced that the 2013 annual general meeting of our shareholders will be held on December 26, 2013. The agenda of the annual meeting includes, among other items, approvals of (1) a modification to the terms of compensation of our non-employee directors, (2) the terms of the annual bonus to the Chairman and Chief Executive Officer of the Company; (3) the grant of stock options to the Chairman and Chief Executive Officer of the Company; and (4) a compensation policy for our directors and officers, in accordance with the requirements of the Israeli Companies Law.

On October 24, 2013, we reported our unaudited financial results for the three and nine month periods ended September 30, 2013:

●	Total revenues for the third quarter of 2013 increased 11% to $6.6 million, compared to $5.9 million for the same period of 2012.
●	Operating income for the third quarter of 2013 increased 69% to $1.0 million, compared to $0.6 million for the same period of 2012.
●	Net income for the third quarter of 2013 was $0.7 million, or $0.06 per diluted share, compared to $43,000, or $0.00 per diluted share, in the third quarter of 2012.
On October 16, 2013, we announced the extension of an original equipment manufacturers, or OEM, distribution agreement with one of the world’s largest business software and hardware systems companies.

On September 23, 2013, we announced that we enhanced Attunity Replicate, our data replication platform, to enable fast and easy disaster recovery for Oracle environments.

Corporate Information

We were incorporated under the laws of the State of Israel in 1988 as a company limited by shares. Our executive headquarters are located at 16 Atir Yeda Street, Atir Yeda Industrial Park, Kfar Saba 4464321, Israel, telephone number (972) 9-899-3000. Our authorized representative and agent in the United States is Attunity Inc., our wholly owned subsidiary, which maintains its principal offices at 70 Blanchard Road, Burlington, Massachusetts 01803, telephone number (781) 213-5200.  Our address on the Internet is http://www.attunity.com. The information on our website is not incorporated by reference into this prospectus supplement.

The Offering
Ordinary shares offered by us	2,480,000 shares.
Underwriters' option to purchase additional shares	372,000 shares.
Ordinary shares to be outstanding after this offering	13,844,929 shares.(1)
Use of proceeds
We currently intend to use the net proceeds from the sale of the securities in connection with our strategic plan, including for expanding our sales, marketing and research and development activities, as well as acquisitions and investments, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-23.

Risk Factors	Our business and an investment in our securities include significant risks. See “Risk Factors” beginning on page S-7.
NASDAQ Capital Market Symbol	ATTU

______________ (1) Our ordinary shares to be outstanding after this offering is based on 11,364,929 ordinary shares outstanding as of September 30, 2013, and excludes the following as of that date:
●	employee stock options to purchase an aggregate of 1,634,125 ordinary shares at a weighted average exercise price of approximately $2.66 per share, with the latest expiration date of these options being July 21, 2019 (of which, options to purchase 1,281,753 of our ordinary shares were exercisable as of September 30, 2013);

●
outstanding warrants to purchase an aggregate of 117,450 ordinary shares at an exercise price of $0.48 per share, of which warrants to purchase 38,640 ordinary shares expire on December 31, 2013 and the balance expire between December 30, 2014 and July 29, 2015; and

●
167,841 ordinary shares that are issuable in respect of warrants that were exercised but for which ordinary shares have not yet been issued and are accounted for in our unaudited financial statements for the period ended September 30, 2013 as "receipt on account of shares".

In addition, from October 1, 2013 through November 8, 2013, we issued an additional 73,590 ordinary shares and granted employee stock options to purchase an aggregate of 51,250 ordinary shares, all of which is excluded from the number of ordinary shares to be outstanding after this offering. Unless otherwise stated, the information in this prospectus supplement assumes that the underwriters have not exercised their option to purchase additional ordinary shares.

Selected Financial and Other Data

The following selected consolidated statements of operations data for the years ended December 31, 2012, 2011 and 2010 and the selected consolidated balance sheet data as of December 31, 2012 and 2011, which have been prepared in accordance with U.S. GAAP, are derived from our audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2012 filed with the SEC on March 29, 2013, which have been incorporated by reference into this prospectus supplement. The following selected consolidated statements of operations data for the three months ended September 30, 2013 and 2012 and the selected consolidated balance sheet data as of September 30, 2013, which have also been prepared in accordance with U.S. GAAP, have been derived from our unaudited consolidated financial statements included in our Form 6-K furnished to the SEC on November 20, 2013, and incorporated by reference into this prospectus supplement.

Income Statement Data:

	Three Months Ended September 30, (unaudited)		Year ended December 31,
	2013	2012	2012	2011	2010
	(U.S. dollars and share amounts in thousands, except per share data)

Software licenses	$3,031	$3,044	$14,437	$8,140	$4,645
Maintenance and services	3,537	2,892	11,042	7,029	5,430
Total revenues	6,568	5,936	25,479	15,169	10,075

Operating expenses:
Cost of software licenses	172	235	719	563	1,119
Cost of maintenance and services	335	339	1,637	890	832
Research and development	1,839	1,899	7,748	4,960	2,482
Selling and marketing	2,586	2,151	9,833	5,851	3,831
General and administrative	675	743	3,024	2,835	1,854

Total operating expenses	5,607	5,367	22,961	15,099	10,118
Operating income (loss)	961	569	2,518	70	(43)

Financial expenses, net	263	489	1,241	1,284	1,388
Income (loss) before taxes on income	698	80	1,277	(1,214)	(1,431)
Taxes on income (benefit)	(11)	37	(209)	(399)	74

Net income (loss)	$709	$43	$1,486	$(815)	$(1,505)

Basic net income /(loss) per share	$0.06	$0.00	$0.14	$(0.09)	$(0.20)
Weighted average number of shares used in computing basic net income / (loss) per share	11,330	10,752	10,716	8,662	7,993

Diluted net income /(loss) per share	$0.06	$0.00	$0.12	$(0.09)	$(0.20)
Weighted average number of shares used in computing diluted net income / (loss) per share	12,571	12,356	12,311	8,662	7,993

Balance Sheet Data:
	September 30, (unaudited)		December 31,
	2013	2012	2012	2011	2010
	(U.S. dollars in thousands)
Working capital (deficiency)	$(2,628)	$(5,131)	$(3,046)	$(6,891)	$(2,643)
Total assets	24,178	23,415	26,132	22,993	10,705
Current maturities of long term-debt, short-term convertible debt, including current maturities of long-term convertible debt	-	6	-	950	1,259
Payment obligation – short term	-	1,867	1,934	-	-
Payment obligation – long term	-	-	-	1,669	-
Long-term debt, less current maturities	-	-	-	-	1,661
Warrants and bifurcated conversion feature, and other liabilities presented at fair value	917	766	730	510	1,215
Shareholders’ equity	10,091	8,107	9,562	5,188	733
Additional paid-in capital	111,177	109,967	110,318	107,345	102,459

We use non-GAAP measures of net income, operating income and net income per share, which are adjustments from results based on GAAP to exclude expenses and amortization associated with the acquisition of RepliWeb, net of related tax, stock-based compensation expenses in accordance with ASC 718 “Compensation – Stock Compensation”, amortization of software development costs in accordance with ASC 985-20 “Software- Costs of Software to Be Sold, Leased, or Marketed”, and non-cash financial expenses such as the effect of a revaluation of liabilities presented at fair value, convertible debt inducement expenses and acquisition related financial expenses.  Our management believes that the non-GAAP financial metrics provided below are useful to investors' understanding and assessment of our on-going core operations and prospects for the future. We use both GAAP and non-GAAP information in evaluating and operating business internally and as such have determined that it is important to provide this information to investors.

	Three months ended	Year ended
	September 30,	December 31,
	2013	2012	2011	2010
	Unaudited	Unaudited
GAAP operating income (loss)	$961	$2,518	$70	$(43)
Stock based compensation (1)	248	736	359	223
Amortization of Software Development Costs	-	159	336	1,119
Acquisition-related expenses, amortization and adjustments (2)	186	952	1,449	-
Non-GAAP operating income	1,395	4,365	2,214	1,299

GAAP net income (loss)	709	1,486	(815)	(1,505)
Stock based compensation (1)	248	736	359	223
Amortization of Software Development Costs	-	159	336	1,119
Acquisition-related expenses, amortization and adjustments (2)	186	952	1,449	-
Revaluation of liabilities and conversion feature presented at fair value	250	814	791	965
Acquisition-related financial expenses	-	265	125	-
Tax related to the acquisition	(72)	(360)	(774)	-
Non-GAAP net income	1,321	4,052	1,471	802

GAAP diluted net Income (loss) per share	0.06	0.12	(0.09)	(0.20)
Operating expenses GAAP	0.03	0.15	0.24	0.17
Financial expenses	0.02	0.09	0.11	0.12
Taxes on income	(0.01)	(0.03)	(0.09)	-
Non-GAAP diluted net income per share	0.10	0.33	0.17	0.09
Weighted average number of shares used in computing diluted net income per share	12,646	12,245	8,662	7,993
________________________________________________ (1) Stock-based compensation expenses under ASC 718 included in:
Research and development	$50	$306	$122	$54
Selling and marketing	151	241	100	74
General and administrative	47	189	137	95
	$248	$736	$359	$223
(2) Acquisition-related expenses, amortization and adjustments:
Valuation adjustment on acquired deferred services revenue	$-	$128	$135	$-
Cost of Sales - Amortization of technology	129	559	220	-
Research and development - Carve-out to RepliWeb employees	-	-	212	-
Selling and marketing - Carve-out to RepliWeb employees	-	-	87	-
Selling and marketing - Amortization of customer relationships	57	265	287	-
General and administrative - Carve-out to RepliWeb employees	-	-	87	-
General and administrative- Acquisition expenses	-	-	421	-
	$186	$952	$1,449	$-

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements which involve known and unknown risks and uncertainties.  We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 and other securities laws with respect to all such forward-looking statements.  Examples of forward-looking statements include: projections of capital expenditures, performance, levels of activity, achievements, industry results, competitive pressures, revenues, growth prospects, product development, financial resources and other financial and business matters.  You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “should,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” or the negative of such terms, or other comparable terminology. These statements reflect our views, current as of the time expressed, with respect to future events and are based on assumptions and are subject to risks and uncertainties.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise and we disclaim any obligation to publicly revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based. To the extent forward-looking statements that we incorporate by reference express views as to particular events, conditions or circumstances that may conflict or be inconsistent with each other, the most recent such statement supersedes earlier views.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

RISK FACTORS

The following risk factors, among others, could in the future affect our actual results of operations and could cause our actual results to differ materially from those expressed in forward-looking statements made by us. These forward-looking statements are based on current expectations and we assume no obligation to update this information.  Before you decide to buy, hold, or sell our securities, you should carefully consider the risks described below, in addition to the other information contained elsewhere in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference. The following risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. Our business, financial condition and results of operation could be seriously harmed if any of the events underlying any of these risks or uncertainties actually occurs. In that event, the price for our ordinary shares could decline, and you may lose all or part of your investment.

Risk Factors Relating to Our Business

We have a history of operating losses and may not achieve or sustain profitability in the future.

Although we generated operating income of approximately $2.5 million and $70,000 in the fiscal years ended December 31, 2012 and December 31, 2011, respectively, we incurred an operating loss in each of the preceding five fiscal years and in the nine-month period ended September 30, 2013. Our ability to sustain profitability in the future depends in part on the global economy; the rate of growth of, and changes in technology trends in, our market; our ability to develop new products and technologies in a timely manner; the competitive position of our products; our ability to manage expenses and other risks, some of which are described in this prospectus supplement. We may also seek to increase our operating expenses and make additional expenditures in anticipation of generating higher revenues, which we may not realize, if at all, until sometime in the future. As such, there can be no assurance that we will be able to achieve or sustain profitable operations in the future. Even if we maintain profitability, we cannot assure that future net income will offset our cumulative losses, which, as of December 31, 2012 and September 30, 2013, were approximately $101.4 million and $101.8 million, respectively.

We depend on strategic relationships with our distributors, OEM, VAR and other business partners and our revenues may be reduced if such relationships are not successful or are terminated. In particular, a loss of one of our OEM partners may have a material adverse effect on our business, operating results and financial condition.

Our products and services are sold through both direct and indirect channels, including distributors, value-added resellers, or VAR, OEM and other business partners. Specifically, we rely on strategic relationships with OEM and other business partners and resellers to sell or promote our products and services and these relationships are likely to account for a larger portion of our revenues in the future. Typically, where our fees depend on orders of products (and not fixed license fees), these parties are not obligated to sell any of our products. Any failure of these relationships to market our products effectively or generate significant revenues for us, a termination of any of these relationships, or if we are unable to form additional strategic alliances in the future that will prove beneficial to us, could have a material adverse effect on our business, operating results and financial condition.

In particular, we rely on our strategic relationship with Microsoft Corporation, or Microsoft. For example, in December 2010, we entered into two five–year OEM agreements with Microsoft for aggregate consideration of nearly $9 million. We expect Microsoft to continue to be strategic to our business and future growth. A termination or other disruption of our commercial relationship with Microsoft could have a material adverse effect on our business, operating results and financial condition.

Our business and operating results depend in part on the successful and timely implementation of our third party partner solutions.

We rely on our strategic partners to extend the functionality and facilitate the wider adoption of our software solutions.  Specifically, our software solutions, which are designed to enable access, sharing and distribution of data across heterogeneous enterprise platforms, organizations and the cloud, is often licensed or incorporated as part of a broader offering through our strategic partners.  As a result, our revenue and financial results depend in part on the timely and successful implementation of our partners’ solutions.  To the extent our partners’ deliverables are not met in a timely manner or at all, our business and operating results could be adversely affected.

The loss of one or more of our significant customers or a decline in demand from one or more of these customers could harm our business.

Historically, we have relied on a limited number of customers for a substantial portion of our total sales. For example, in 2012, Microsoft, our largest customer for that year, accounted for 10.9% of our revenues. There can be no assurance that such customers will continue to order our products in the same level or at all. A reduction or delay in orders from such customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

Our products have a lengthy sales cycle.

Our customers typically use our products to deploy applications that are critical to their business. As a result, the licensing and implementation of our products generally involves a significant commitment of attention and resources by prospective customers.  Because of the long approval process that typically accompanies strategic initiatives or capital expenditures by companies, our sales process is often delayed, with little or no control over any delays encountered by us.  Our sales cycle can be further extended for sales made through or with the involvement of third party distributors or partners.  We cannot control such delays and cannot control the timing of sales cycles or our sales revenue. Delay in the sales cycle of our products could result in significant fluctuations in our quarterly operating results or difficulty in forecasting revenues for any given period.

We face risks associated with acquisition of businesses and technologies.

In September 2011, we completed the acquisition of RepliWeb and, as part of our growth strategy, we continue to evaluate and pursue additional acquisitions of, or significant investments in, other complementary companies or technologies to increase our technological capabilities and expand our product offerings. Future acquisitions and the successful integration of new technologies, products, assets or businesses into our own would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Other risks commonly encountered with acquisitions include disruption of our ongoing business; difficulties in integration of the acquired operations and personnel; inability of our management to maximize our financial and strategic position by the successful implementation of uniform product offerings and the incorporation of uniform technology into our product offerings and control system; being subject to known or unknown contingent liabilities, including taxes, expenses and litigation costs; and inability to realize expected synergies or other anticipated benefits. We cannot assure you that we will be successful in overcoming these risks or any other problems we may encounter in connection with the RepliWeb acquisition or other potential future acquisitions. Our inability to successfully integrate the operations of an acquired business and realize anticipated benefits associated with an acquisition could have a material adverse effect on our business, financial condition, results of operations and cash flows. Acquisitions or other strategic transactions may also result in dilution to our existing shareholders if we issue additional equity securities as consideration and may increase our debt. We may also be required to amortize significant amounts of intangible assets or record impairment of goodwill in connection with future acquisitions, which would adversely affect our operating results.

We may need to raise additional capital in the future, which may not be available to us.

We had cash and cash equivalents of approximately $2.1 million as of September 30, 2013. Although we anticipate that our existing capital resources will be adequate to satisfy our working capital and capital expenditure requirements in the next 12 months, we may need to raise additional funds in the future in order to satisfy our future working capital requirements. There is no assurance that we will be able to obtain additional funds on a timely basis, on acceptable terms or at all.

If we cannot raise needed funds on acceptable terms, we may be required to delay, scale back or eliminate some aspects of our operations and we may not be able to:

•	develop new products;

•	enhance our existing products;

•	remain current with evolving industry standards;

•	expand our sales and marketing programs;

•	take advantage of future opportunities; or

•	respond to competitive pressures or unanticipated requirements.

If additional funds are raised through the issuance of equity securities, the percentage ownership of then current shareholders would be diluted.

We may be required to pay additional taxes due to tax positions that we undertook.

We operate our business in various countries, and we attempt to utilize an efficient operating model to optimize our tax payments based on the laws in the countries in which we operate. This can cause disputes between us and various tax authorities in the countries in which we operate whether due to tax positions that we have taken regarding filing of various tax returns or in cases where we determined not to file tax returns. In particular, not all of the tax returns of our operations are final and may be subject to further audit and assessment by the applicable tax authorities. There can be no assurance that the applicable tax authorities will accept our tax positions. In such event, we may be required to pay additional taxes, as a result of which, our future results may be adversely affected.

Severe global economic conditions may materially adversely affect our business.

Our business and financial condition is affected by global economic conditions. For example, starting in late 2008 and lasting through much of 2009, a steep downturn in the global economy sparked by uncertainty in credit markets and deteriorating consumer confidence, reduced technology spending by many organizations. More recently, credit and sovereign debt issues have destabilized certain European economies as well and thereby increased global macroeconomic uncertainties. Uncertainty about current global economic conditions continues to pose a risk as customers may postpone or reduce spending in response to restraints on credit. Should the economic slowdown resume and/or companies in our target markets reduce capital expenditures, it may cause our customers to reduce or postpone their technology spending significantly, which could result in reductions in sales of our products, longer sales cycles, slower adoption of new technologies and increased price competition, which would have a material adverse effect on our business, operating results and financial condition.

Our freedom to operate our business is limited as a result of certain restrictive covenants contained in our credit facility.

In August 2012, we secured a short-term line of credit of approximately $1.0 million from an Israeli bank. In order to secure our obligations to the bank, we pledged and granted to the bank a first priority floating charge on all of our assets and a first priority fixed charge on certain other immaterial assets (namely, rights for unpaid shares, securities and other deposits deposited with the bank from time to time, and rights for property insurance).  We refer to the agreement relating to such charges as the Pledge. The Pledge contains a number of customary restrictive terms and covenants that limit our operating flexibility, such as (1) limitations on the creation of additional liens, on the incurrence of indebtedness, on the provision of loans and guarantees and on distribution of dividends, and (2) the ability of the bank to accelerate repayment in certain events, such as breach of covenants, liquidation, and a change of control of our Company. In addition, we have committed to the bank that, for as long as the credit line is available to us, we will maintain a financial ratio to the effect that the sum of our accounts receivable and cash, as measured in each quarter, will exceed 150% of the amount outstanding under the credit facility. Such provisions may hinder our future operations or the manner in which we operate our business, which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to risks associated with international operations.

We are based in Israel and generate a large portion of our sales outside the United States.  Our sales outside of the United States accounted for approximately 35%, 29% and 40% of our total revenues for the years ended December 31, 2012, 2011 and 2010, respectively. Although we commit significant management time and financial resources to developing direct and indirect international sales and support channels, we cannot be certain that we will be able to maintain or increase international market demand for our products. To the extent that we cannot do so in a timely manner, our business, operating results and financial condition may be adversely affected.

As we conduct business globally, our future results could also be adversely affected by a variety of uncontrollable and changing factors and inherent risks, including the following:

•	the impact of the recessionary environments in multiple foreign markets, such as in some European countries;

•	longer receivables collection periods and greater difficulty in accounts receivable collection;

•	unexpected changes in regulatory requirements;

•	difficulties and costs of staffing and managing foreign operations;

•	reduced protection for intellectual property rights in some countries;

•	potential tax consequences; and

•	political and economic instability.

We cannot be certain that we, our distributors or our resellers will be able to sustain or increase revenues from international operations or that the foregoing factors will not have a material adverse effect on our future revenues and, as a result, on our business, operating results and financial condition.

Our business and operating results may be adversely affected by competition, including as a result of consolidation of our competitors.

The markets for our software products are intensely competitive and, particularly in the file replication and application release automation markets, also fragmented. Competition in the industry is generally based on product performance, depth of product line, technical support and price. We compete both with international and local software providers, many of whom have significantly greater financial, technical and marketing resources than us. In the fields of application release automation, web deployment and enterprise file replication, we also compete with providers of open source and freeware solutions, which are substantially less expensive than our solutions. We anticipate continued growth and competition in the software products market. In the past few years, we have identified a trend of consolidation in the software industry in general, and in the real-time data integration and event capture market in particular. For example, in July 2011, Informatica Corporation acquired WisdomForce.  Consolidation and mergers in our market may result in stronger competition by larger companies that threaten our market positioning.

Our existing and potential competitors, such as IBM, Informatica, Oracle (following the acquisition of Golden Gate) and HP, who compete with different products we offer, may offer or be able to develop software products and services that are as effective as, or more effective or easier to use than, those offered by us. Such existing and potential competitors may also enjoy substantial advantages over us in terms of research and development expertise, manufacturing efficiency, name recognition, sales and marketing expertise and distribution channels, as well as financial resources.  There can be no assurance that we will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on our future revenues and, consequently, on our business, operating results and financial condition.

We must develop new products as well as enhancements and new features to existing products to remain competitive and our future growth will depend upon market acceptance of our products.

We compete in a market that is characterized by technological changes and improvements and frequent new product introductions and enhancements.  The introduction of new technologies and products could render existing products and services obsolete and unmarketable and could exert price pressures on our products and services.  Any future success and our future growth will depend upon our ability to address the increasingly sophisticated needs of our customers by, among others:

•	supporting existing and emerging hardware, software, databases and networking platforms;

•	developing and introducing new and enhanced applications that keep pace with such technological developments, emerging new markets and changing customer requirements; and

•	gaining and consecutively increasing market acceptance of our products.

We are currently developing new products as well as enhancements and new features to our existing products, including the new Attunity CloudBeam, and new solutions for cloud computing and other integrated products with technology initially developed by RepliWeb. We may not be able to successfully complete the development and market introduction of new products or product enhancements or new features.  If we fail to develop and deploy new products and product enhancements or features on a timely basis or if we fail to gain market acceptance of our new products, our revenues will decline and we may lose market share to our competitors. For example, in late 2005, we launched Attunity InFocus, and, following significant investments in developing and marketing of this product which have not resulted in generating strong demand for this product, we determined to end the sales of this product in the end of 2008.

Our products may contain defects that may be costly to correct, delay market acceptance of our products, harm our reputation and expose us to litigation.

Despite testing by us, errors may be found in our software products.  If defects are discovered, we may not be able to successfully correct them in a timely manner, or at all.  Defects and failures in our products could result in a loss of, or delay in, market acceptance of our products and could damage our reputation.  Although our standard license agreement with our customers contains provisions designed to limit our exposure to potential product liability claims, it is possible that these provisions may not be effective or enforceable under the laws of some jurisdictions, and we could fail to realize revenues and suffer damage to our reputation as a result of, or in defense of, a substantial claim.

We are subject to risks relating to proprietary rights and risks of infringement.

We are dependent upon our proprietary software technology and we rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights.  Except for our trademark registrations in the United States, and one registered patent which we do not view as material, we do not have any other registered trademarks, patents or copyrights. To protect our software, documentation and other written materials, we rely on trade secret and copyright laws, which afford only limited protection.  It is possible that others will develop technologies that are similar or superior to our technology.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary.  It is difficult to police the unauthorized use of products in our field, and we expect software piracy to be a persistent problem, although we are unable to determine the extent to which piracy of our software products exists.  In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States.  We cannot be certain that our means of protecting our proprietary rights in the United States or abroad will be adequate or that our competition will not independently develop similar technology.

We are not aware that we have infringed any proprietary rights of third parties.  It is possible, however, that third parties will claim that we have infringed upon their intellectual property rights.  It would be time consuming for us to defend any such claims, with or without merit, and any such claims could:

•	result in costly litigation;

•	divert management’s attention and resources;

•	cause product shipment delays; and

•	require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all.

If there is a successful claim of infringement against us and we are not able to license the infringed or similar technology or other intellectual property, our business, operating results and financial condition would be materially adversely affected.

We incorporate open source technology in our products which may expose us to liability and have a material impact on our product development and sales.

Some of our products utilize open source technologies. These technologies are licensed to us under varying license structures, including the General Public License. If we have improperly integrated, or in the future improperly integrate software that is subject to such licenses into our products, in such a way that our software becomes subject to the General Public License or similar licenses, we may be required to disclose our own source code to the public. This could enable our competitors to eliminate any technological advantage that our products may have over theirs. Any such requirement to disclose our source code or other confidential information related to our products could materially and adversely affect our competitive position and impact our business, results of operations and financial condition.

If our products are unable to interoperate with hardware and software technologies developed and maintained by third parties that are not within our control, our ability to develop and sell our products to our customers could be adversely affected, which would result in harm to our business and operating results.

Our products are designed to interoperate with and provide access to a wide range of third-party developed and maintained hardware and software technologies, which are used by our customers. The future design and development plans of the third parties that maintain these technologies are not within our control and may not be in line with our future product development plans. We may also rely on such third parties, particularly certain third-party developers of database and application software products, to provide us with access to these technologies so that we can properly test and develop our products to interoperate with the third-party technologies. These third parties may in the future refuse or otherwise be unable to provide us with the necessary access to their technologies. In addition, these third parties may decide to design or develop their technologies in a manner that would not be interoperable with our own. If any of the situations described above were to occur, we would not be able to continue to market our products as interoperable with such third-party hardware and software, which could adversely affect our ability to successfully sell our products to our customers.

Our operating results fluctuate significantly and are affected by seasonality.

Our quarterly results have fluctuated significantly in the past and may fluctuate significantly in the future.  Our future operating results will depend on many factors, including, but not limited to, the following:

•	the size and timing of significant orders and their timely fulfillment;

•	demand for our products;

•	the success and timeliness of implementation of third party partner deliverables or solutions;

•	seasonal trends and general domestic and international economic and political conditions, among others;

•	changes in our pricing policies or those of our competitors;

•	the number, timing and significance of product enhancements;

•	new product announcements by us and our competitors;

•	our ability to successfully market newly acquired products and technologies;

•	our ability to develop, introduce and market new and enhanced products on a timely basis;

•	our ability to successfully and timely execute on our business and operating plans, including our sales goals and target customers;

•	unanticipated delays or cancellations of customer orders;

•	changes in the level of our operating expenses;

•	budgeting cycles and vendor approval process of our customers;

•	customer order deferrals in anticipation of enhancements or new products that we or our competitors offer;

•	product life cycles;

•	software bugs and other product quality problems;

•	personnel changes;

•	changes in our strategy;

•	currency exchange rate fluctuations and economic conditions in the geographic areas where we operate; and

•	the inherent uncertainty in marketing new products or technologies.

Due to the foregoing factors, quarterly revenues and operating results are difficult to forecast, and it is likely that our future operating results will be affected by these or other factors.

Revenues are also difficult to forecast because our sales cycle, from initial evaluation to purchase, is lengthy and varies substantially from customer to customer.  In light of the foregoing, we cannot predict revenues for any future quarter with any significant degree of accuracy and period-to-period comparisons of our operating results may not necessarily be meaningful.

We have often recognized a substantial portion of our revenues in the last quarter of the year and in the last month, or even weeks or days, of a quarter.  Our expense levels are relatively fixed in the short term.  If revenue levels fall below expectations, our quarterly results are likely to be disproportionately adversely affected because a proportionately smaller amount of our expenses varies with our revenues.

Our operating results reflect seasonal trends and we expect to continue to be affected by such trends in the future, primarily in the third quarter ending September 30, when we expect to continue to experience relatively lower sales mainly as a result of reduced sales activity during the summer months. Due to the foregoing factors, in some future quarter our operating results may be below the expectations of public market analysts and investors.  In such event, it is likely that the price of our ordinary shares would be materially adversely affected.

The loss of the services of our key personnel would negatively affect our business.

Our future success depends to a large extent on the continued services of our senior management and key personnel, including, in particular, Shimon Alon, the Chairman of our board of directors and our Chief Executive Officer.  Any loss of the services of members of our senior management or other key personnel, and especially those of Mr. Alon, would adversely affect our business.

Although our internal control over financial reporting was considered effective as of December 31, 2012, there is no assurance that our internal control over financial reporting will continue to be effective in the future, which could result in our financial statements being unreliable, government investigation or loss of investor confidence in our financial reports.

The Sarbanes-Oxley Act of 2002, or SOX, imposes certain duties on us. Our efforts to comply with the management assessment requirements of Section 404(a) of SOX have resulted in a devotion of management time and attention to compliance activities, and we expect these efforts to require the continued commitment of significant resources. If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting. We may also identify material weaknesses or significant deficiencies in our internal control over financial reporting. In addition, our internal control over financial reporting has not and is not currently required to be audited by our independent registered public accounting firm. In the future, if we are unable to assert that our internal controls are effective, our investors could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline. Failure to maintain effective internal control over financial reporting could also result in investigation or sanctions by regulatory authorities.

Risk Factors Relating to Our Ordinary Shares and this Offering

Provisions of the Plenus Loan may make an acquisition of us more costly or difficult, which could depress the price of our shares.

Pursuant to the loan agreement between Attunity and Plenus Technologies Ltd. (and certain of its affiliates, or Plenus), dated as of January 31, 2007, as amended, or the Plenus Loan, if on or before December 31, 2017, we enter into a “Fundamental Transaction”, which is defined to include a sale through a merger, selling all or substantially all of our assets, or a transaction in which a person or entity acquires more than 50% of our outstanding shares, then we will be required to pay Plenus an amount equal to, in general, the higher of $300,000 or 15% of the aggregate proceeds payable to our shareholders or us in connection with such Fundamental Transaction. Plenus' right to such payment, or the Plenus Right, remains outstanding despite us having repaid the Plenus Loan in full. As a result, an acquisition of our Company that triggers the Plenus Right will be more costly to a potential acquirer and these provisions, taken as a whole, may have the effect of making an acquisition of our Company more difficult. In addition, these provisions could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us.

Provisions of our OEM agreements with Microsoft may make an acquisition of us more difficult, which could depress the price of our shares.

Pursuant to the OEM agreements we entered with Microsoft with respect to our CDC and open database connectivity, or ODBC, technologies, Microsoft is entitled to a right of first offer, whereby we are required to notify Microsoft in the event that we wish to sell our Company or sell or grant an exclusive license of the technology underlying the CDC or ODBC products, as the case may be, and, if the offer is accepted by Microsoft, negotiate such transaction with Microsoft, or, if rejected by Microsoft, we may enter into such transaction with a third party only on substantially the same or more favorable terms than the initial offer made by us to Microsoft. Microsoft is also entitled to terminate the OEM agreements under certain circumstances, including upon a change of control of our Company. These provisions, taken as a whole, may have the effect of making an acquisition of our Company more difficult. In addition, these provisions could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us.

Our directors and executive officers own a substantial percentage of our ordinary shares.

Upon completion of this offering, based on our ordinary shares outstanding as of September 30,2013, our directors and executive officers will beneficially own approximately 20.3% of our outstanding ordinary shares (or 19.8% if the underwriters exercise their option to purchase additional ordinary shares). As a result, if these shareholders acted together, they could exert significant influence on the election of our directors and on decisions by our shareholders on matters submitted to shareholder vote, including mergers, consolidations and the sale of all or substantially all of our assets. This concentration of ownership of our ordinary shares could delay or prevent proxy contests, mergers, tender offers, or other purchases of our ordinary shares that might otherwise give our shareholders the opportunity to realize a premium over the then-prevailing market price for our ordinary shares.  This concentration of ownership may also adversely affect our share price.

Issuance of a significant amount of additional ordinary shares upon exercise of outstanding options, warrants and rights and/or substantial future sales of our ordinary shares may depress our share price.

Upon completion of this offering, based on our ordinary shares outstanding as of September 30, 2013, we will have approximately 13.8 million ordinary shares issued and outstanding (or 14.2 million if the underwriters exercise their option to purchase additional ordinary shares) and approximately 1.9 million of additional ordinary shares which are issuable upon exercise of outstanding employee stock options and warrants. The issuance of a significant amount of additional ordinary shares on account of these outstanding securities will dilute our current shareholders’ holdings and may depress our share price.  In connection with this offering, all of our executive officers and directors have entered into lock-up agreements with the underwriters for this offering. The lock-up agreements apply to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. As a result of these lock-up agreements, approximately 3,450,000 shares are subject to a contractual restriction on resale through the date that is 90 days after the date of this prospectus supplement, except that Dror Harel-Elkayam, our Chief Financial Officer, may sell up to 25,000 ordinary shares (underlying outstanding stock options that are set to expire in mid-March 2014) in one transaction no earlier than 60 days following the date of this prospectus supplement.

If our existing shareholders or holders of our options or warrants not subject to the lock-up agreement sell substantial amounts of our ordinary shares, or if our shareholders subject to the lock-up agreements sell a substantial amounts of our ordinary shares when the restrictions lapse, or if the underwriters waive the lockup agreements and allow such shareholders to sell some or all of their shares, the market price of our ordinary shares may be adversely affected. Any substantial sales of our shares in the public market might also make it more difficult for us to sell equity or equity related securities in the future at a time and on terms we deem appropriate.  Even if a substantial number of sales do not occur, the mere existence of this “market overhang” could have a negative impact on the market for, and the market price of, our ordinary shares.

The market price of our ordinary shares may fluctuate and could be substantially affected by various factors, and you may not be able to sell your shares above the public offering price.

Our ordinary shares have experienced significant market price and volume fluctuations in the past and may experience significant market price and volume fluctuations in the future in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;

•	changes in expectations as to our future financial performance and cash position, including financial guidance or estimates provided by us or by securities analysts and investors;

•	our announcement of actual results for a fiscal period that are higher or lower than expected or that differ from the financial guidance or estimates provided by us;

•	announcements of technological innovations or new products by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in the status of our intellectual property rights;

•	announcements by third parties of significant claims or proceedings against us; and

•	future substantial sales of our ordinary shares.

Domestic and international stock markets and electronic trading platforms often experience extreme price and volume fluctuations.  Market fluctuations, as well as general political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events or hostilities in or surrounding Israel, could also adversely affect the price of our ordinary shares. Accordingly, you may not be able to sell your shares above the public offering price.

You will experience immediate dilution in the net tangible book value per ordinary share you purchase.

Since the price per ordinary share being offered is substantially higher than the net tangible book value per share, you will suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. After giving effect to the sale of 2,480,000 ordinary shares in this offering at the public offering price of $7.00 per share (assuming no exercise by the underwriters of their option to purchase additional shares) and based on our net tangible book value as of September 30, 2013, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $6.19 per share in the net tangible book value of the ordinary shares. See the section entitled “Dilution” below for a more detailed discussion.

We will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

We will have broad discretion to use our net proceeds from this offering, which may include the acquisition of complementary businesses, products or technologies, and you will be relying on the judgment of our management regarding the application of these proceeds. We might not apply our net proceeds of this offering in ways that necessarily improve our operating results, enhance the value of our ordinary shares or otherwise increase the value of your investment. In general, you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

If securities analysts do not publish research, or if securities analysts or other third parties publish inaccurate or unfavorable research, about us, the price of our ordinary shares could decline.

The trading market for our ordinary shares will rely in part on the research and reports that securities analysts and other third parties choose to publish about us. We do not control these analysts or other third parties. The price of our ordinary shares could decline if one or more securities analysts downgrade our ordinary shares or if one or more securities analysts or other third parties publish inaccurate or unfavorable research about us or cease publishing reports about us.

Provisions of our articles of association and of Israeli law, as well as the terms of compensation of some of our senior management, may delay, prevent or make difficult an acquisition of us, which could depress the price of our shares.

The provisions in our articles of association relating to the submission of shareholder proposals for shareholders meetings, and requiring a special majority voting in order to amend certain provisions of our articles of association relating to such proposals as well as to election and removal of directors, may have the effect of delaying or making an acquisition of our Company more difficult. In addition, provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making an acquisition of our Company more difficult. For example, under the Israeli Companies Law, upon the request of a creditor of either party to a proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, our executive officers and certain other key employees are entitled to certain benefits in connection with a change of control of the Company. These provisions could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us.  Third parties who are otherwise willing to pay a premium over prevailing market prices to gain control of us may be unable or unwilling to do so because of these provisions of Israeli law.

We do not intend to pay cash dividends.

Our policy is to retain earnings for use in our business.  We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future.

Risk Factors Relating to Our Operations in Israel

Security, political and economic instability in the Middle East may harm our business.

We are incorporated under the laws of the State of Israel, and our principal offices and research and development facilities are located in Israel. Accordingly, security, political and economic conditions in the Middle East in general, and in Israel in particular, directly affect our business.

Over the past several decades, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since late 2000, there has also been a high level of violence between Israel and the Palestinians which has strained Israel’s relationship with its Arab citizens, Arab countries and, to some extent, with other countries around the world. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. In 2011 and 2012, riots and popular uprisings in various countries in the Middle East have led to severe political instability in those countries. This instability may lead to deterioration of the political and trade relationships that exist between the State of Israel and these countries.  In addition, this instability may affect the global economy and marketplace. Any armed conflicts or political instability in the region, including acts of terrorism or any other hostilities involving or threatening Israel, would likely negatively affect business conditions and could make it more difficult for us to conduct our operations in Israel, which could increase our costs and adversely affect our financial results.

Furthermore, some neighboring countries, as well as certain companies and organizations, continue to participate in a boycott of Israeli firms and others doing business with Israel or with Israeli companies. Restrictive laws, policies or practices directed towards Israel or Israeli businesses could have an adverse impact on the expansion of our business. In addition, we could be adversely affected by the interruption or curtailment of trade between Israel and its trading partners, a significant increase in the rate of inflation, or a significant downturn in the economic or financial condition of Israel.

Our financial results may be adversely affected by currency fluctuations.

Since we report our financial results in dollars, fluctuations in rates of exchange between the dollar and non-dollar currencies may have a material adverse effect on our results of operations.  We generate a majority of our revenues in dollars or in dollar-linked currencies, but some of our revenues are generated in other currencies such as the Euro, the British Pound Sterling, the Hong-Kong Dollar and the NIS. As a result, some of our financial assets are denominated in these currencies, and fluctuations in these currencies could adversely affect our financial results. In addition, a large portion of our expenses, principally salaries and related personnel expenses, are paid in NIS.  For instance, during 2011, we witnessed a strengthening of the average exchange rate of the NIS against the dollar, which increased the dollar value of Israeli expenses. If the NIS strengthens against the dollar, as it did in 2011, the value of our Israeli expenses will increase. While we engage, from time to time, in currency hedging transactions intended to reduce the effect of fluctuations in foreign currency exchange rates on our results of operations, we cannot guarantee that such measures will adequately protect us against currency fluctuations in the future.  Although exposure to currency fluctuations to date has not had a material adverse effect on our business, there can be no assurance such fluctuations in the future will not have a material adverse effect on our operating results and financial condition.

Because we received grants from the Israeli Office of the Chief Scientist, we are subject to ongoing restrictions.

We have in the past received royalty-bearing grants from the Office of the Chief Scientist of the Israeli Ministry of Economy (formerly, the Ministry of Industry, Trade and Labor), or the Chief Scientist, for research and development programs that meet specified criteria. Although we have no further obligation to pay royalties to the Chief Scientist in respect of sales of our products, the terms of the Chief Scientist’s grants limit our ability to transfer know-how developed under an approved research and development program outside of Israel. In addition, any non-Israeli citizen, resident or entity that, among other things, becomes a holder of 5% or more of our share capital or voting rights, is entitled to appoint one or more of our directors or our chief executive officer, serves as a director of our Company or as our chief executive officer, is generally required to notify the same to the Chief Scientist and to undertake to observe the law governing the grant programs of the Chief Scientist, the principal restrictions of which are the transferability limits described above.

It may be difficult to enforce a U.S. judgment against us or our officers and directors and to assert U.S. securities laws claims in Israel.

We are incorporated under the laws of the State of Israel. Service of process upon us, our Israeli subsidiaries, our directors and officers and the Israeli experts, if any, named in this prospectus supplement, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and most of our directors, officers and such Israeli experts are located outside the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel that it may also be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws if they determine that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following key conditions are met:

•	subject to limited exceptions, the judgment is final and non-appealable;

•	the judgment was given by a court competent under the laws of the state in which the court is located and is otherwise enforceable in such state;

•	the judgment was rendered by a court competent under the rules of private international law applicable in Israel;

•	the laws of the state in which the judgment was given provides for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

•	the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the U.S. court.

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares were traded on the NASDAQ Global Market from our initial public offering on December 17, 1992 through August 15, 2007 and on the NASDAQ Capital Market from August 16, 2007 through February 22, 2008.  From February 26, 2008 through July 25, 2012, our ordinary shares were quoted on the OTCBB.  Effective July 26, 2012, our ordinary shares were relisted on the NASDAQ Capital Market under the symbol ATTU.

Annual Share Price Information

The following table sets forth, for each of the years indicated, the range of high and low sale prices and high ask and low bid prices, as applicable, of our ordinary shares on the NASDAQ Capital Market (through February 22, 2008), and, starting February 26, 2008, on the OTCBB (through July 25, 2012), and, starting July 26, 2012, on the NASDAQ Capital Market:

Year	High	Low
2008	$2.64	$0.28
2009	$1.48	$0.28
2010	$3.24	$0.88
2011	$3.56	$1.56
2012	$9.75	$2.36

Quarterly Share Price Information

The following table sets forth, for each of the full financial quarters in the years indicated, the range of high ask and low bid prices and high and low sale prices, as applicable, of our ordinary shares on the OTCBB (through July 25, 2012), and, starting July 26, 2012, on the NASDAQ Capital Market:

	High	Low
2011
First Quarter	$3.56	$2.24
Second Quarter	$2.80	$1.76
Third Quarter	$2.80	$1.56
Fourth Quarter	$3.12	$1.92

2012
First Quarter	$4.00	$2.36
Second Quarter	$6.60	$2.92
Third Quarter	$9.75	$5.08
Fourth Quarter	$8.25	$6.00

2013
First Quarter	$8.25	$6.65
Second Quarter	$6.89	$4.42
Third Quarter	$9.00	$5.24

Monthly Share Price Information

The following table sets forth, for each of the following months, the range of high and low sale prices of our ordinary shares on the NASDAQ Capital Market:

Month	High	Low
May 2013	$6.16	$4.42
June 2013	$5.84	$5.18
July 2013	$6.85	$5.24
August 2013	$7.34	$6.60
September 2013	$9.00	$6.94
October 2013	$11.22	$8.50
November 2013 (through November 20, 2013)	$9.70	$7.39

On November 20, 2013, the last reported sale price of our ordinary shares on the NASDAQ Capital Market was $7.50 per share.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the consolidated debt and capitalization, determined in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, as of September 30, 2013 on a historical basis and on an as adjusted basis to give effect to this offering, based on the public offering price of $7.00 per ordinary share, after deducting the underwriting discount and anticipated offering expenses, and taking into account the sale of 2,480,000 ordinary shares offered hereby (assuming no exercise by the underwriters of their option to purchase additional shares). The information in this table should be read in conjunction with our audited U.S. GAAP consolidated financial statements as of and for the year ended December 31, 2012 and the notes thereto, included in our Annual Report on Form 20-F for the year ended December 31, 2012 filed with the SEC on March 29, 2013, which have been incorporated by reference into this prospectus supplement, and our unaudited consolidated financial statements for the nine-month period ended September 30, 2013 and the notes thereto, included in our Form 6-K furnished to the SEC on November 20, 2013, which have been incorporated by reference into this prospectus supplement.

	As of September 30, 2013
	(U.S. Dollars in thousands, except share data)
	Actual	As Adjusted(1)
Cash and cash equivalents	$2,129	$17,734

Short-term debt:

Current maturities of long-term debt	------	------
Total short-term debt	------	------
Long-term debt	917	917

Shareholders’ equity:
Ordinary shares of NIS 0.4 par value; 32,500,000 authorized, 11,364,929 shares outstanding, and 13,844,929 shares outstanding, as adjusted(2)	1,319	1,599
Additional paid in capital	111,177	126,501
Receipt on account of shares	85	85
Other comprehensive loss	(670)	(670)
Accumulated deficit	(101,820)	(101,820)
Total shareholders’ equity	$10,091	$25,696
Total Capitalization and Indebtedness	$11,008	$26,613

(1)           The “As Adjusted” column represents the sale of 2,480,000 ordinary shares in this offering and takes into account the payment by us of the underwriting discount of $1,215,200 payable with respect to the 2,480,000 ordinary shares offered hereby and the expenses of the offering, estimated to be approximately $540,000.

(2)           The total number of our ordinary shares outstanding is based on 11,364,929 ordinary shares outstanding on September 30, 2013 and excludes ordinary shares issuable pursuant to outstanding stock options and warrants.

USE OF PROCEEDS

We estimate that the net proceeds from all the ordinary shares offered in this offering will be approximately $15.6 million ($18.0 million if the underwriters exercise their option to purchase additional ordinary shares) after deducting the underwriting discount payable with respect to the ordinary shares offered hereby and estimated offering expenses.

We currently intend to use the net proceeds from the sale of the securities in connection with our strategic plan, including for expanding our sales, marketing and research and development activities, as well as acquisitions and investments, and for working capital and other general corporate purposes. We may invest funds that we do not immediately require in marketable securities. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion and flexibility in applying the net proceeds from the sale of securities sold pursuant to this prospectus supplement.

DILUTION

Our net tangible book value as of September 30, 2013, was a deficit of approximately $4.4 million, or $(0.38) per ordinary share.  Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of ordinary shares outstanding. After giving effect to the sale and issuance by us of the 2,480,000 ordinary shares offered hereby at the public offering price of $7.00 per ordinary share (assuming no exercise by the underwriters of their option to purchase additional shares) and after deducting the underwriting discount and estimated offering expenses payable by us, our net tangible book value as of September 30, 2013, would have been approximately $11.2 million, or $0.81 per ordinary share. This represents an immediate increase in net tangible book value of $1.19 per share, or 313%, to our existing shareholders and an immediate and substantial dilution of $6.19 per share, or 88%, to new investors. The following table illustrates this per share dilution:

Offering price per ordinary share		$7.00
Net tangible book value per share as of September 30, 2013	$(0.38)
Increase per share after the offering	$1.19
Net tangible book value per share after this offering		$0.81
Dilution per share to new investors		$6.19

  If the underwriters' over-allotment option is exercised in full to purchase 372,000 additional shares in this offering, based on the public offering price of $7.00 per share, the net tangible book value per share after giving effect to the offering would be $0.96 per share, the increase in the net tangible book value per share to existing shareholders would be $1.34 per share and the dilution to the new investors would be $6.04 per share.

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding stock options and warrants having a per share exercise price less than the per ordinary share offering price to the public in this offering. As of September 30, 2013, we had 11,364,929 ordinary shares outstanding, which does not include:

•
employee stock options to purchase an aggregate of 1,634,125 ordinary shares at a weighted average exercise price of approximately $2.66 per share, with the latest expiration date of these options being July 21, 2019 (of which, options to purchase 1,281,753 of our ordinary shares were exercisable as of September 30, 2013);

•
outstanding warrants to purchase an aggregate of 117,450 ordinary shares at an exercise price of $0.48 per share, of which warrants to purchase 38,640 ordinary shares expire on December 31, 2013 and the balance expire between December 30, 2014 and July 29, 2015; and

•
167,841 ordinary shares that are issuable in respect of warrants that were exercised but for which ordinary shares have not yet been issued and are accounted in our unaudited financial statements for the period ended September 30, 2013 as "receipt on account of shares".

In addition, from October 1, 2013 through November 8, 2013, we issued an additional 73,590 ordinary shares and granted employee stock options to purchase an aggregate of 51,250 ordinary shares, all of which is excluded from the number of ordinary shares to be outstanding after this offering.

The price per share in this offering is $7.00, before underwriting discounts and commissions and estimated offering expenses payable by us.  There is a substantial disparity between this price and the average price per share paid to us by directors and members of our senior management as a group for ordinary shares they acquired from us in the five years preceding September 30, 2013, which was $1.26 per share, or $5.74 per share less than the share price in this offering.  In calculating the average price per share paid to us by directors and members of our senior management, for shares issued pursuant to exercise of warrants and stock options or conversion of convertible notes, we have used the exercise price or conversion price per share as the purchase price, but have not taken into account any additional value which may be attributed to certain rights or benefits under such warrants, stock options or convertible notes. Therefore, the average price per share paid to us by directors and senior management may appear lower than the actual value we received for such shares.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 2,480,000 ordinary shares.

General

Our authorized share capital consists of 32,500,000 ordinary shares of a nominal value of NIS 0.4 each, which entitle their holders to notice of and to participate in and to vote one vote per ordinary share at shareholder meetings, the right to receive dividends upon the declaration of dividends by the board of directors and the right to participate in the distribution of our assets upon liquidation. The shares do not entitle their holders to preemptive rights.

As of September 30, 2013, we had outstanding (i) 11,364,929 ordinary shares, (ii) employee stock options to purchase an aggregate of 1,634,125 ordinary shares at a weighted average exercise price of approximately $2.66 per share, with the latest expiration date of these options being July 21, 2019 (of which, options to purchase 1,281,753 of our ordinary shares were exercisable as of as of September 30, 2013), (iii) outstanding warrants to purchase an aggregate of 117,450 ordinary shares at an exercise price of $0.48 per share, of which warrants to purchase 38,640 ordinary shares expire on December 31, 2013 and the balance expire between December 30, 2014 and July 29, 2015, and (iv) 167,841 ordinary shares that are issuable in respect of warrants that were exercised but for which ordinary shares have not yet been issued and are accounted in our unaudited financial statements for the period ended September 30, 2013 as "receipt on account of shares".

From January 1, 2011 through September 30, 2013, we issued a total of 3,297,505 ordinary shares, of which (i) 695,887 shares were issued in connection with the conversion of our previously outstanding convertible notes, (ii) 940,474 shares were issued in connection with the conversion of subscription rights issued to the holders of our previously outstanding convertible notes and the exercise of warrants, (iii) 189,326 shares were issued in connection with warrants issued to Plenus under the Plenus Loan, (iv) 1,008,065 shares were issued in connection with our acquisition of RepliWeb and (v) 463,753 shares were issued upon the exercise of options granted under our share option plans.

In addition, from October 1, 2013 through November 8, 2013, we issued an additional 73,590 ordinary shares and granted employee stock options to purchase an aggregate of 51,250 ordinary shares.

The following description of our ordinary shares and certain provisions of our memorandum and articles of association and of the Israeli Companies Law related to such provisions is only a summary. The description below is qualified in its entirety by the provisions of our memorandum and articles of association, which are incorporated herein by reference and to Israeli law.

Rights Attached to Shares

Dividend rights. Subject to any preferential, deferred, qualified or other rights, privileges or conditions that may be attached to any special class of shares with regard to dividends, our profits available for dividends and resolved to be distributed shall be applied in payment of dividends upon our shares in proportion to the amount paid up or credited as paid-up per the nominal value thereon, respectively. Unless otherwise specified in the conditions of issuance of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period.  Our board of directors may declare interim dividends and propose the final dividend with respect to any fiscal year only out of profits legally available for distribution, in accordance with the provisions of the Israeli Companies Law. In this respect, see Item 8.A “Financial Information – Consolidated and Other Financial Information – Dividend Distribution Policy” of our Annual Report on Form 20-F for the year ended December 31, 2012 filed with the SEC on March 29, 2013, and incorporated herein by reference.  If after one year a dividend has been declared and it is still unclaimed, our board of directors is entitled to invest or utilize the unclaimed amount of dividend in any manner to our benefit until it is claimed. We are not obligated to pay interest on an unclaimed dividend.

Voting rights. Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Rights to share in profits. Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution. See “Dividend rights” above.

Rights to share in surplus in the event of liquidation. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their holdings. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Liability to capital calls by us. Under our memorandum and articles of association as well as the Israeli Companies Law, the liability of our shareholders is limited to the unpaid amount of the par value of the shares held by them.

Limitations on any existing or prospective major shareholder. Israeli law imposes certain duties and limitations on principal shareholders, such as a duty of fairness toward the company and requirements of special corporate approvals for transactions with principal shareholders or in which they have a personal interest.  See Item 6.C “Directors, Senior Management and Employees – Board Practices – Approval of Related Party Transactions Under Israeli Law” and Item 10.B “Memorandum and Articles of Association” of our Annual Report on Form 20-F for the year ended December 31, 2012 filed with the SEC on March 29, 2013, and incorporated herein by reference.

Changing Rights Attached to Shares

The rights attached to any class of shares (unless otherwise provided by the terms of issuance of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a vote at a meeting of the shareholders passed at a separate meeting of the holders of the shares of the class by a majority of the voting rights of such class represented at the meeting in person or by proxy and voting thereon.

Under our articles of association, unless otherwise provided by the conditions of issuance, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

Shareholders Meetings

Our board of directors must convene an annual meeting of shareholders at least once every calendar year, within fifteen months of the last annual meeting. A special meeting of shareholders may be convened by the board of directors, as it decides.

The Companies Law generally allows shareholders (1) who hold at least 1% of the outstanding shares of a public company to submit a proposal for inclusion on the agenda of a general meeting of the company's shareholders and (2) who hold at least 5% of the outstanding ordinary shares of a public company to convene a special meeting of shareholders upon request in accordance with the Companies Law. Our articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholders meetings.

In accordance with our articles of association, unless a longer period for notice is prescribed by the Israeli Companies Law, at least 10 days and not more than 60 days’ notice of any general meeting of shareholders shall be given. Under the Companies Law, shareholder meetings generally require prior notice of not less than 21 days or, with respect to certain matters, such as election of directors and affiliated party transactions, not less than 35 days.

The quorum required at any meeting of shareholders consists of at least two shareholders present in person or represented by proxy who hold or represent, in the aggregate, at least 25% of the total voting rights in the Company. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the directors designate in a notice to the shareholders. If, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, any two shareholders present in person or by proxy shall constitute a quorum, except with respect to adjourned shareholder meetings convened for shareholder proposals.

Under our articles of association, all resolutions require approval of no less than a majority of the voting rights represented at the meeting in person or by proxy and voting thereon, except that certain provisions of our articles of association relating to shareholder proposals and election and removal of directors would require a special majority of two thirds (66.66%) or more of the voting power represented at the meeting in person or by proxy and voting thereon.

Pursuant to our articles of association, our directors (except outside directors) are elected at our annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting. See below under "Duties of Shareholders" and Item 6.C “Directors, Senior Management and Employees – Board Practices – Election of Directors; Board Meetings” of our Annual Report on Form 20-F for the year ended December 31, 2012 filed with the SEC on March 29, 2013, and incorporated herein by reference.

Limitations on the Rights to Own Securities in Our Company

Neither our memorandum of association or our articles of association nor the laws of the State of Israel restrict in any way the ownership or voting of shares by non-residents, except with respect to subjects of countries which are in a state of war with Israel.

Duties of Shareholders

Disclosure by Controlling Shareholders. Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. A controlling shareholder is a shareholder who has the ability to direct the activities of a company, including a shareholder that owns 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights, but excluding a shareholder whose power derives solely from his or her position on the board of directors or any other position with the company.

Approval of Certain Transactions. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the engagement of a controlling shareholder as an office holder or employee (including compensation therefor), generally require the approval of the audit committee (or compensation committee with respect to engagement as an office holder or employee), the board of directors and the shareholders, in that order. The shareholder approval must include at least a majority of the shares of non-interested shareholders voted on the matter. However, the transaction can be approved by shareholders without this special approval if the total shares of non-interested shareholders that voted against the transaction do not represent more than 2% of the voting rights in the company. In addition, any such extraordinary transaction whose term is longer than three years may require further shareholder approval every three years, unless, where permissible under the Companies Law, the audit committee approves that a longer term is reasonable under the circumstances.

General Duties of Shareholders. In addition, under the Companies Law, each shareholder has a duty to act in good faith toward the company and other shareholders and to refrain from abusing his or her power in the company, such as in shareholder votes. In addition, specified shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of the articles of association, has the power to appoint or prevent the appointment of an office holder or any other power with respect to the company. However, the Companies Law does not define the substance of this duty of fairness.

Provisions Restricting Change in Control of Our Company

Except for (1) establishing advance notice and procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholders meetings, and (2) requiring a special majority voting in order to amend certain provisions of our articles of association relating to shareholder proposals and election and removal of directors, there are no specific provisions of our memorandum or articles of association that would have an effect of delaying, deferring or preventing a change in control of Attunity or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and a vote of the majority of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that an acquisition of shares in a public company must be made by means of a "special" tender offer if as a result of the acquisition (1) the purchaser would become a 25% or greater shareholder of the company, unless there is already another 25% or greater shareholder of the company or (2) the purchaser would become a 45% or greater shareholder of the company, unless there is already a 45% or greater shareholder of the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholder approval, (2) was from a 25% or greater shareholder of the company which resulted in the acquirer becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company. A "special" tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. In general, the tender offer may be consummated only if (1) at least 5% of the company’s outstanding shares will be acquired by the offeror and (2) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of a company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his ordinary shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Disclosure of Shareholders Ownership

The Israeli Securities Law, 1968 and regulations promulgated thereunder do not require a company whose shares are publicly traded solely on a stock exchange outside of Israel, as in the case of our company, to disclose its share ownership. However, our shareholders must comply with the share ownership disclosure requirements of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and the share ownership of our officers, directors and the holders of more than 5% of our shares is also disclosed in our annual reports on Form 20-F.

Changes in Our Capital

Under the Companies Law and our memorandum and articles of association, changes in our capital, such as an increase of our authorized share capital or creation of another class of shares, are subject to the approval of the shareholders by the holders of at least 75% of the votes of shareholders present by person or by proxy and voting in the shareholders meeting.

Transfer Agent

The transfer agent in the United States is American Stock Transfer and Trust Company, LLC whose address is 6201 15th Avenue, Brooklyn, NY 11219.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the ordinary shares being offered.  Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our ordinary shares set forth opposite its name below.  Roth Capital Partners, LLC is the representative of the underwriters.

Underwriter	Number of Shares
Roth Capital Partners, LLC	1,612,000
Craig-Hallum Capital Group LLC	868,000
Total	2,480,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the overallotment option described below.  If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to reimburse the underwriters for certain legal and out-of-pocket expenses related to this offering in an amount not to exceed $245,000 in the aggregate.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Overallotment Option to Purchase Additional Shares. We have granted to the underwriters an option to purchase up to 372,000 additional ordinary shares at the public offering price, less the underwriting discount.  This option is exercisable for a period of 30 days.  The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of ordinary shares offered hereby.  To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.  These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $540,000 and are payable by us.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$7.00	$17,360,000	$19,964,000
Underwriting discount	$0.49	$1,215,200	$1,397,480
Proceeds, before expenses, to Company	$6.51	$16,144,800	$18,566,520

The underwriters propose to offer the ordinary shares to the public at the public offering price set forth on the cover of this prospectus supplement.  The underwriters may offer the ordinary shares to securities dealers at the public offering price less a concession not in excess of $0.245 per share.  If all of the ordinary shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts.  The underwriters do not intend to confirm sales of the ordinary shares to any accounts over which they have discretionary authority.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•
Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ordinary shares while the offering is in progress.

•
Overallotment transactions involve sales by the underwriters of ordinary shares in excess of the number of shares the underwriters are obligated to purchase.  This creates a syndicate short position which may be either a covered short position or a naked short position.  In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option.  In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option.  The underwriters may close out any short position by exercising their overallotment option and/or purchasing ordinary shares in the open market.

•
Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option.  If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying ordinary shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares.  As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions.  Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares.  These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our ordinary shares on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, during a period before the commencement of offers or sales of ordinary shares and extending through the completion of the distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain ‘‘lock-up’’ agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days after the date of the pricing of the offering.  The 90-day restricted period will be automatically extended if (1) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions to the lock-up for executive officers and directors are: (1) transactions relating to ordinary shares or other securities acquired in open market transactions after the completion of this offering; (2) the transfer of ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares (a) as a bona fide gift to the immediate family member of the executive officer or director or to a trust formed for the benefit of such officer or director or an immediate family member, (b) by will or intestate succession upon the death of the executive officer or director or (c) as a bona fide gift to a charity or education institution; and (3) the transfer of shares or any securities convertible into ordinary shares to us upon a vesting event of our securities or upon the exercise of options to purchase our securities on a “net exercise” basis to cover tax withholding obligations and/or the exercise price of such securities; each of which is subject to certain conditions set forth in the lock-up agreements with the executive officers and directors. In addition, one of our executive officers may sell up to 25,000 ordinary shares (underlying outstanding stock options that are set to expire in mid-March 2014) in one transaction no earlier than 60 days following the date of this prospectus supplement. The exceptions to the lock-up for us are:(1) our sale of shares in this offering; (2) the issuance of options to acquire ordinary shares pursuant to our existing 2001 Employee Stock Option Plan, 2003 Israeli Stock Option Plan and 2012 Equity Incentive Plan; and (3) the issuance of ordinary shares pursuant to the valid exercises of options, warrants or rights outstanding as of the date of this prospectus supplement; each of which is subject to certain conditions set forth in the underwriting agreement.

Electronic Offer, Sale and Distribution of Shares.  The prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically.  The representative may allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders.  Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.  Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on these websites is not part of this prospectus supplement and the accompany prospectus or the registration statement of which this prospectus forms a part, and has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

United Kingdom.  Each of the underwriters has represented and agreed that:

•
it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority;

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area.  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. The securities offered by this prospectus supplement and the accompanying prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing this prospectus supplement and the accompanying prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. The ordinary shares will not be offered or sold, directly or indirectly, to the public in Israel, except that the underwriters may offer and sell such shares to Israeli investors who qualify, in accordance with the Israeli Securities Law, 1968, as amended, or the Israeli Securities Law, as “qualified investors” (as defined in the First Appendix to the Israeli Securities Law) and completed and signed a questionnaire regarding such qualification and delivered it to the underwriters. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement and the accompanying prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Other Relationships

The underwriters and their affiliates have provided, and may in the future provide, various investment banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2012, appearing in our Annual Report on Form 20-F filed with the SEC on March 29, 2013, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the ordinary shares offered hereby and other legal matters under Israeli law relating to this offering will be passed upon for us by Goldfarb Seligman & Co., Tel-Aviv, Israel.  Certain legal matters under U.S. federal law relating to this offering law will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, Boston, Massachusetts.  Certain legal matters with respect to U.S. federal law in connection with the ordinary shares offered by this prospectus supplement will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. Certain legal matters in connection with this offering relating to Israeli law will be passed upon for the underwriters by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel.

WHERE YOU CAN FIND MORE INFORMATION

Our Public Filings

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such, we make reference in this prospectus supplement and the accompanying prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about the ordinary shares we hereby offer, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus supplement or the accompanying prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We file annual and special reports and other information with the SEC (Commission File Number 001-20892). These filings contain important information which does not appear in this prospectus supplement.

For further information about us, you may read and copy any document filed with or furnished to the SEC by us at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549, Room 1580, on official business days during the hours of 10:00 am to 3:00 pm. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Information contained in such website is not part of this prospectus.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.  We are incorporating by reference in this prospectus supplement and the accompanying prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus supplement have been sold or de-registered:

•
The description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A filed with the SEC on July 25, 2012 under the Exchange Act and any amendment or report filed for the purpose of updating that description;

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on March 29, 2013;

•
Our GAAP financial statements as of and for the three- and six-month periods ended June 30, 2013 and the notes thereto, as well as the management’s discussion and analysis related thereto, that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on September 3, 2013;

•	Our proxy statement for the 2013 annual general meeting of shareholders that is attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 19, 2013; and

•
Our financial statements as of and for the three- and nine-month periods ended September 30, 2013 and the notes thereto, that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 20, 2013.

In addition, we may incorporate by reference into this prospectus supplement and the accompanying prospectus our reports on Form 6-K filed or furnished after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement and the accompanying prospectus.

Certain statements in and portions of this prospectus supplement and the accompanying prospectus update and replace information in the documents incorporated by reference as of the date of this prospectus supplement.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement and the accompanying prospectus may update and replace statements in and portions of this prospectus supplement and the accompanying prospectus or the previously incorporated documents.

We shall provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, without charge, upon written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Attunity Ltd
16 Atir Yeda Street
Atir Yeda Industrial Park
Kfar Saba 4464321, Israel
Attn.: Company Secretary
Telephone number (+972) 9-899-3000

You may also obtain information about us by visiting our website at http://www.attunity.com. Information contained in our website is not part of this prospectus supplement or the accompanying prospectus.

We are subject to the reporting requirements of the Exchange Act, as applicable to “foreign private issuers” as defined in Rule 3b-4 under the Exchange Act, and in accordance therewith, we file annual reports and other information with the SEC.  As a foreign private issuer, we are exempt from certain provisions of the Exchange Act.  Accordingly, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from reporting and the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Notwithstanding the foregoing, we furnish reports with the SEC on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and we solicit proxies and furnish proxy statements for all meetings of shareholders, a copy of which proxy statement is furnished promptly thereafter with the SEC under the cover of a Report of Foreign Private Issuer on Form 6-K. We publish annually an annual report on our website containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant.  We prepare our financial statements in United States dollars and in accordance with U.S. GAAP.

PROSPECTUS
$20,000,000

ATTUNITY LTD

Ordinary Shares
Warrants
Units

We may offer and sell, from time to time, ordinary shares, warrants and units in one or more offerings, up to a total dollar amount of $20,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We may sell these securities directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable prospectus supplement.

Our ordinary shares are traded on the NASDAQ Capital Market, or NASDAQ, under the symbol "ATTU." If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

The aggregate market value of our outstanding ordinary shares held by non-affiliates is $66,090,095 based on 10,891,341 ordinary shares outstanding, of which 8,955,297 are held by non-affiliates, and a per share price of $7.38 based on the closing sale price of our ordinary shares on NASDAQ on November 26, 2012. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, and in “Risk Factors” beginning on page 5.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that Attunity Ltd filed with the SEC utilizing a "shelf" registration process. Under this shelf process, the Registrant may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000.

This prospectus provides you with a general description of the securities which we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings "Where You Can Find More Information" and “Incorporation of Certain Information by Reference”  before purchasing any of our securities.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus and any supplement to this prospectus to:

•	"we", "us", "our", "Attunity", the "Registrant" or the "Company" are to Attunity Ltd and its subsidiaries;

•	"dollars" or "$" are to United States Dollars;

•	“NIS” are to New Israeli Shekels, the currency of the State of Israel;

•	the "Companies Law" or the "Israeli Companies Law" are to the Israeli Companies Law, 5759-1999, as amended;

•	the "SEC" are to the United States Securities and Exchange Commission;

•	"RepliWeb" are to RepliWeb Inc., a U.S.-based leading provider of enterprise file replication and managed file transfer technologies, which we acquired in September 2011; and

•	“OTCBB” are to the Over-The-Counter Bulletin Board.

On November 1, 2012, the exchange rate between the NIS and the dollar, as quoted by the Bank of Israel, was NIS 3.872 to $1.00. Unless indicated otherwise by the context, statements in this prospectus that provide the dollar equivalent of NIS amounts or provide the NIS equivalent of dollar amounts are based on such exchange rate.

On July 19, 2012, we effected a one-for-four reverse split of our ordinary shares, and accordingly the par value of our ordinary shares was changed from NIS 0.1 to NIS 0.4 per share. Unless indicated otherwise by the context, all ordinary share, option and per share amounts in this prospectus have been adjusted to give retroactive effect to the stock split for all periods presented.

ABOUT ATTUNITY

We were incorporated under the laws of the State of Israel in 1988 as I.S.G. Software Industries Ltd. and our legal form is a company limited by shares. We changed our name to ISG International Software Group Ltd. in 1992 and we changed our name to Attunity Ltd in October 2000.

We are a leading provider of information availability software solutions that enable access, sharing and distribution of data across heterogeneous enterprise platforms, organizations, and the cloud. Our software solutions include data replication (Replicate), change data capture (CDC), data connectivity, enterprise file replication (EFR) and managed-file-transfer (MFT). Using Attunity’s software solutions, our customers enjoy significant business benefits by enabling real-time access and availability of data and files where and when needed, across the maze of heterogeneous systems making up today’s IT environment.

Our executive headquarters are located at Kfar Netter Industrial Park, POB 3787, Kfar Netter 40593, Israel, telephone number (972) 9-899-3000. Our authorized representative and agent in the United States is Attunity Inc., our wholly owned subsidiary, which maintains its principal offices at 70 Blanchard Road, Burlington, Massachusetts 01803, telephone number (781) 213-5200.  Our address on the Internet is http://www.attunity.com. The information on our website is not incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements which involve known and unknown risks and uncertainties.  We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 and other securities laws with respect to all such forward-looking statements.  Examples of forward-looking statements include: projections of capital expenditures, performance, levels of activity, achievements, industry results, competitive pressures, revenues, growth prospects, product development, financial resources and other financial and business matters.  You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “should,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” or the negative of such terms, or other comparable terminology. These statements reflect our views, current as of the time expressed, with respect to future events and are based on assumptions and are subject to risks and uncertainties.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise and we disclaim any obligation to publicly revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based. To the extent forward-looking statements that we incorporate by reference express views as to particular events, conditions or circumstances that may conflict or be inconsistent with each other, the most recent such statement supersedes earlier views.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference into this prospectus, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

RISK FACTORS

The following risk factors, among others, could in the future affect our actual results of operations and could cause our actual results to differ materially from those expressed in forward-looking statements made by us. These forward-looking statements are based on current expectations and we assume no obligation to update this information.  Before you decide to buy, hold, or sell our securities, you should carefully consider the risks described below, in addition to the other information contained elsewhere in this prospectus. The following risk factors are not the only risk factors facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. Our business, financial condition and results of operation could be seriously harmed if any of the events underlying any of these risks or uncertainties actually occurs. In that event, the price for our ordinary shares could decline, and you may lose all or part of your investment.

Risk Factors Relating to Our Business

We have a history of operating losses and may not achieve or sustain profitability in the future.

Although we generated operating income of $1,600,000 and $63,000 in the nine-month period ended September 30, 2012 and the fiscal year ended December 31, 2011, respectively, we incurred an operating loss in each of the preceding five fiscal years, and incurred a $815,000 net loss in the fiscal year ended December 31, 2011. There can be no assurance that we will be able to achieve or sustain profitable operations in the future. Even if we maintain profitability, we cannot assure that future net income will offset our cumulative losses, which, as of December 31, 2011, were approximately $102.8 million.

We depend on strategic relationships with our distributors, OEM and VAR partners and our revenues may be reduced if such relationships are not successful or terminated. In particular, a loss of one of our OEM partners may have a material adverse effect on our business, operating results and financial condition.

Our products and services are sold through both direct and indirect channels, including distributors, value-added resellers, or VAR, and original equipment manufacturers, or OEM, partners. Specifically, we rely on strategic relationships with OEM partners and resellers to sell our products and services and these relationships are likely to account for a larger portion of our revenues in the future. Typically, where our fees depend on orders of products (and not fixed license fees), these parties are not obligated to sell any of our products. Any failure of these relationships to market our products effectively or generate significant revenues for us, a termination of any of these relationships, or if we are unable to form additional strategic alliances in the future that will prove beneficial to us, could have a material adverse effect on our business, operating results and financial condition.

In particular, we rely on our strategic relationship with Microsoft Corporation, or Microsoft. In December 2010, we entered into two five–year OEM agreements with Microsoft for aggregate consideration of nearly $9 million. We expect Microsoft to continue to be strategic to our business and future growth. A termination or other disruption of our commercial relationship with Microsoft could have a material adverse effect on our business, operating results and financial condition.

The loss of one or more of our significant customers or a decline in demand from one or more of these customers could harm our business.

Historically, we have relied on a limited number of customers for a substantial portion of our total sales. In 2011, Microsoft accounted for 13.4% of our revenues and another strategic customer accounted for 10.7% of our revenues. There can be no assurance that such customers will continue to order our products in the same level or at all. A reduction or delay in orders from such customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

We face risks associated with the acquisition of RepliWeb.

In September 2011, we completed the acquisition of RepliWeb. In connection with this acquisition, we face risks commonly encountered with acquisitions, including disruption of our ongoing business; integration of the acquired operations and personnel; inability of our management to maximize our financial and strategic position by the successful implementation of uniform product offerings and the incorporation of uniform technology into our product offerings and control system; being subject to known or unknown contingent liabilities, including tax and expenses and litigation costs; and inability to realize expected synergies or other anticipated benefits. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered in connection with this acquisition. Our inability to successfully integrate the operations of RepliWeb and realize anticipated benefits associated with the acquisition could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may need to raise additional capital in the future, which may not be available to us.

We had cash and cash equivalents of approximately $1.7 million as of September 30, 2012. Although we anticipate that our existing capital resources will be adequate to satisfy our working capital and capital expenditure requirements in the next 12 months, we may need to raise additional funds in the future in order to satisfy our future working capital and capital expenditure requirements. There is no assurance that we will be able to obtain additional funds on a timely basis, on acceptable terms or at all.

If we cannot raise needed funds on acceptable terms, we may be required to delay, scale back or eliminate some aspects of our operations and we may not be able to:

•	develop new products;

•	enhance our existing products;

•	remain current with evolving industry standards;

•	expand our sales and marketing programs;

•	take advantage of future opportunities;

•	respond to competitive pressures or unanticipated requirements;

•	in connection with the acquisition of RepliWeb, timely pay former RepliWeb shareholders a milestone-based contingent cash payment of up to $2.0 million which is payable in April 2013; or

•	successfully integrate the operations of RepliWeb.

If additional funds are raised through the issuance of equity securities, the percentage ownership of then current shareholders would be diluted.

We may be required to pay additional taxes due to tax positions that we undertook.

We operate our business in various countries, and we attempt to utilize an efficient operating model to optimize our tax payments based on the laws in the countries in which we operate. This can cause disputes between us and various tax authorities in the countries in which we operate whether due to tax positions that we have taken regarding filing of various tax returns or in cases where we determined not to file tax returns. In particular, not all of the tax returns of our operations are final and may be subject to further audit and assessment by the applicable tax authorities. There can be no assurance that the applicable tax authorities will accept our tax positions. In such event, we may be required to pay additional taxes, as a result of which, our future results may be adversely affected.

Severe global economic conditions may materially adversely affect our business.

Our business and financial condition is affected by global economic conditions. Starting in late 2008 and lasting through much of 2009, a steep downturn in the global economy sparked by uncertainty in credit markets and deteriorating consumer confidence, reduced technology spending by many organizations. More recently, credit and sovereign debt issues have destabilized certain European economies as well and thereby increased global macroeconomic uncertainties. Uncertainty about current global economic conditions continues to pose a risk as customers may postpone or reduce spending in response to restraints on credit. Should the economic slowdown resume and/or companies in our target markets reduce capital expenditures, it may cause our customers to reduce or postpone their technology spending significantly, which could result in reductions in sales of our products, longer sales cycles, slower adoption of new technologies and increased price competition, which would have a material adverse effect on our business, operating results and financial condition.

Our freedom to operate our business is limited as a result of certain restrictive covenants contained in our credit facility.

In September 2012, we secured a short-term line of credit of approximately $1.0 million from an Israeli bank. In order to secure our obligations to the bank, we pledged and granted to the bank a first priority floating charge on all of our assets and a first priority fixed charge on certain other immaterial assets (namely, rights for unpaid shares, securities and other deposits deposited with the bank from time to time, and rights for property insurance).  We refer to the agreement relating to such charges, as the Pledge. The Pledge contains a number of customary restrictive terms and covenants that limit our operating flexibility, such as (1) limitations on the creation of additional liens, on the incurrence of indebtedness, on the provision of loans and guarantees and on distribution of dividends, and (2) the ability of the bank to accelerate repayment in certain events, such as breach of covenants, liquidation, and a change of control of our company. Such provisions may hinder our future operations or the manner in which we operate our business, which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to risks associated with international operations.

We are based in Israel and generate a large portion of our sales outside the United States.  Our sales outside of the United States accounted for approximately 29%, 40% and 38% of our total revenues for the years ended December 31, 2011, 2010 and 2009, respectively. Although we commit significant management time and financial resources to developing direct and indirect international sales and support channels, we cannot be certain that we will be able to maintain or increase international market demand for our products. To the extent that we cannot do so in a timely manner, our business, operating results and financial condition may be adversely affected.

As we conduct business globally, our future results could also be adversely affected by a variety of uncontrollable and changing factors and inherent risks, including the following:

•	the impact of the recessionary environments in multiple foreign markets, such as in some European countries;

•	longer receivables collection periods and greater difficulty in accounts receivable collection;

•	unexpected changes in regulatory requirements;

•	difficulties and costs of staffing and managing foreign operations;

•	reduced protection for intellectual property rights in some countries;

•	potential tax consequences; and

•	political and economic instability.

We cannot be certain that we, our distributors or our resellers will be able to sustain or increase revenues from international operations or that the foregoing factors will not have a material adverse effect on our future revenues and, as a result, on our business, operating results and financial condition.

Our business and operating results may be adversely affected by competition, including as a result of consolidation of our competitors.

The markets for our software products are intensely competitive and, particularly in the file replication and application release automation markets, also fragmented. Competition in the industry is generally based on product performance, depth of product line, technical support and price. We compete both with international and local software providers, many of whom have significantly greater financial, technical and marketing resources than us. In the fields of application release automation, web deployment and enterprise file replication, we also compete with providers of open source and freeware solutions, which are substantially less expensive than our solutions. We anticipate continued growth and competition in the software products market. In the past few years, we have identified a trend of consolidation in the software industry in general, and in the real-time data integration and event capture market in particular. For example, in July 2011, Informatica Corporation acquired Wisdom Force.  Consolidation and mergers in our market may result in stronger competition by larger companies that threaten our market positioning.

Our existing and potential competitors, such as IBM, Informatica, Oracle (following the acquisition of Golden Gate), HVR, iWay software and HP, who compete with different products we offer, may offer or be able to develop software products and services that are as effective as, or more effective or easier to use than, those offered by us. Such existing and potential competitors may also enjoy substantial advantages over us in terms of research and development expertise, manufacturing efficiency, name recognition, sales and marketing expertise and distribution channels, as well as financial resources.  There can be no assurance that we will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on our future revenues and, consequently, on our business, operating results and financial condition.

We must develop new products as well as enhancements and new features to existing products to remain competitive and our future growth will depend upon market acceptance of our products.

We compete in a market that is characterized by technological changes and improvements and frequent new product introductions and enhancements.  The introduction of new technologies and products could render existing products and services obsolete and unmarketable and could exert price pressures on our products and services.  Any future success and our future growth will depend upon our ability to address the increasingly sophisticated needs of our customers by, among others:

•	supporting existing and emerging hardware, software, databases and networking platforms;

•	developing and introducing new and enhanced applications that keep pace with such technological developments, emerging new markets and changing customer requirements; and

•	gaining and consecutively increasing market acceptance of our products.

We are currently developing new products as well as enhancements and new features to our existing products, including the new Attunity Replicate, new solutions for cloud computing and other integrated products with technology initially developed by RepliWeb. We may not be able to successfully complete the development  and market introduction of new products or product enhancements or new features.  If we fail to develop and deploy new products and product enhancements or features on a timely basis or if we fail to gain market acceptance of our new products, our revenues will decline and we may lose market share to our competitors. For example, in late 2005, we launched Attunity InFocus, and, following significant investments in developing and marketing of this product which have not resulted in generating strong demand for this product, we determined to end the sales of this product in the end of 2008.

Our products may contain defects that may be costly to correct, delay market acceptance of our products, harm our reputation and expose us to litigation.

Despite testing by us, errors may be found in our software products.  If defects are discovered, we may not be able to successfully correct them in a timely manner, or at all.  Defects and failures in our products could result in a loss of, or delay in, market acceptance of our products and could damage our reputation.  Although our standard license agreement with our customers contains provisions designed to limit our exposure to potential product liability claims, it is possible that these provisions may not be effective or enforceable under the laws of some jurisdictions, and we could fail to realize revenues and suffer damage to our reputation as a result of, or in defense of, a substantial claim.

We are subject to risks relating to proprietary rights and risks of infringement.

We are dependent upon our proprietary software technology and we rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights.  Except for our trademark registrations in the United States, and one registered patent which we do not view as material, we do not have any other registered trademarks, patents or copyrights. To protect our software, documentation and other written materials, we rely on trade secret and copyright laws, which afford only limited protection.  It is possible that others will develop technologies that are similar or superior to our technology.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary.  It is difficult to police the unauthorized use of products in our field, and we expect software piracy to be a persistent problem, although we are unable to determine the extent to which piracy of our software products exists.  In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States.  We cannot be certain that our means of protecting our proprietary rights in the United States or abroad will be adequate or that our competition will not independently develop similar technology.

We are not aware that we have infringed any proprietary rights of third parties.  It is possible, however, that third parties will claim that we have infringed upon their intellectual property rights.  It would be time consuming for us to defend any such claims, with or without merit, and any such claims could:

•	result in costly litigation;

•	divert management’s attention and resources;

•	cause product shipment delays; and

•	require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all.

If there is a successful claim of infringement against us and we are not able to license the infringed or similar technology or other intellectual property, our business, operating results and financial condition would be materially adversely affected.

We incorporate open source technology in our products which may expose us to liability and have a material impact on our product development and sales.

Some of our products utilize open source technologies. These technologies are licensed to us under varying license structures, including the General Public License. If we have improperly integrated, or in the future improperly integrate software that is subject to such licenses into our products, in such a way that our software becomes subject to the General Public License or similar licenses, we may be required to disclose our own source code to the public. This could enable our competitors to eliminate any technological advantage that our products may have over theirs. Any such requirement to disclose our source code or other confidential information related to our products could materially and adversely affect our competitive position and impact our business, results of operations and financial condition.

If our products are unable to interoperate with hardware and software technologies developed and maintained by third parties that are not within our control, our ability to develop and sell our products to our customers could be adversely affected, which would result in harm to our business and operating results.

Our products are designed to interoperate with and provide access to a wide range of third-party developed and maintained hardware and software technologies, which are used by our customers. The future design and development plans of the third parties that maintain these technologies are not within our control and may not be in line with our future product development plans. We may also rely on such third parties, particularly certain third-party developers of database and application software products, to provide us with access to these technologies so that we can properly test and develop our products to interoperate with the third-party technologies. These third parties may in the future refuse or otherwise be unable to provide us with the necessary access to their technologies. In addition, these third parties may decide to design or develop their technologies in a manner that would not be interoperable with our own. If any of the situations described above were to occur, we would not be able to continue to market our products as interoperable with such third-party hardware and software, which could adversely affect our ability to successfully sell our products to our customers.

Our products have a lengthy sales cycle.

Our customers typically use our products to deploy applications that are critical to their business. As a result, the licensing and implementation of our products generally involves a significant commitment of attention and resources by prospective customers.  Because of the long approval process that typically accompanies strategic initiatives or capital expenditures by companies, our sales process is often delayed, with little or no control over any delays encountered by us.  Our sales cycle can be further extended for sales made through third party distributors.  We cannot control such delays and cannot control the timing of sales cycles or our sales revenue, especially in light of the current global economic recession. Delay in the sales cycle of our products could result in significant fluctuations in our quarterly operating results.

Our operating results fluctuate significantly and are affected by seasonality.

Our quarterly results have fluctuated significantly in the past and may fluctuate significantly in the future.  Our future operating results will depend on many factors, including, but not limited to, the following:

•	the size and timing of significant orders and their timely fulfillment;

•	demand for our products;

•	seasonal trends and general domestic and international economic and political conditions, among others;

•	changes in our pricing policies or those of our competitors;

•	the number, timing and significance of product enhancements;

•	new product announcements by us and our competitors;

•	our ability to successfully market newly acquired products and technologies;

•	our ability to develop, introduce and market new and enhanced products on a timely basis;

•	changes in the level of our operating expenses;

•	budgeting cycles of our customers;

•	customer order deferrals in anticipation of enhancements or new products that we or our competitors offer;

•	product life cycles;

•	software bugs and other product quality problems;

•	personnel changes;

•	changes in our strategy;

•	currency exchange rate fluctuations and economic conditions in the geographic areas where we operate; and

•	the inherent uncertainty in marketing new products or technologies.

Due to the foregoing factors, quarterly revenues and operating results are difficult to forecast, and it is likely that our future operating results will be affected by these or other factors.

Revenues are also difficult to forecast because our sales cycle, from initial evaluation to purchase, is lengthy and varies substantially from customer to customer.  In light of the foregoing, we cannot predict revenues for any future quarter with any significant degree of accuracy and period-to-period comparisons of our operating results may not necessarily be meaningful.

We have often recognized a substantial portion of our revenues in the first and last quarters of the year and in the last month, or even weeks or days, of a quarter.  Our expense levels are relatively fixed in the short term.  If revenue levels fall below expectations, our quarterly results are likely to be disproportionately adversely affected because a proportionately smaller amount of our expenses varies with our revenues.

Our operating results reflect seasonal trends and we expect to continue to be affected by such trends in the future, primarily in the third quarter ending September 30, when we expect to continue to experience relatively lower sales mainly as a result of reduced sales activity during the summer months. Due to the foregoing factors, in some future quarter our operating results may be below the expectations of public market analysts and investors.  In such event, it is likely that the price of our ordinary shares would be materially adversely affected.

The loss of the services of our key personnel would negatively affect our business.

Our future success depends to a large extent on the continued services of our senior management and key personnel, including, in particular, Mr. Alon, the Chairman of our board of directors and our Chief Executive Officer.  Any loss of the services of members of our senior management or other key personnel, and especially those of Mr. Alon, would adversely affect our business.

Although our internal control over financial reporting was considered effective as of December 31, 2011, there is no assurance that our internal control over financial reporting will continue to be effective in the future, which could result in our financial statements being unreliable, government investigation or loss of investor confidence in our financial reports.

The Sarbanes-Oxley Act of 2002, or SOX, imposes certain duties on us. Our efforts to comply with the management assessment requirements of Section 404(a) of SOX have resulted in a devotion of management time and attention to compliance activities, and we expect these efforts to require the continued commitment of significant resources. If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting. We may also identify material weaknesses or significant deficiencies in our internal control over financial reporting. In addition, our internal control over financial reporting has not and is not required to be audited by our independent registered public accounting firm. In the future, if we are unable to assert that our internal controls are effective, our investors could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline. Failure to maintain effective internal control over financial reporting could also result in investigation or sanctions by regulatory authorities.

Risk Factors Relating to Our Ordinary Shares

Provisions of the Plenus Loan may make an acquisition of us more costly or difficult, which could depress the price of our shares.

Pursuant to the loan agreement between Attunity and Plenus Technologies Ltd. (and certain of its affiliates, or Plenus), or the Plenus Loan, if on or before December 31, 2017, we enter into a "Fundamental Transaction", which is defined to include a sale through a merger, selling all or substantially all of our assets, or a transaction in which a person or entity acquires more than 50% of our outstanding shares, then we will be required to pay Plenus an amount equal to, in general, the higher of $300,000 or 15% of the aggregate proceeds payable to our shareholders or us in connection with such Fundamental Transaction. As a result, an acquisition of our company that triggers the said payments will be more costly to a potential acquirer and these provisions, taken as a whole, may have the effect of making an acquisition of our company more difficult. In addition, these provisions could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us.

Provisions of our OEM agreements with Microsoft may make an acquisition of us more difficult, which could depress the price of our shares.

Pursuant to the OEM agreements we entered with Microsoft with respect to our change data capture, or CDC, and open database connectivity, or ODBC, technologies, Microsoft is entitled to a right of first offer, whereby we are required to notify Microsoft in the event that we wish to sell our company or sell or grant an exclusive license of the technology underlying the CDC or ODBC products, as the case may be, and, if the offer is accepted by Microsoft, negotiate such transaction with Microsoft, or, if rejected by Microsoft, we may enter into such transaction with a third party only on substantially the same or more favorable terms than the initial offer made by us to Microsoft. Microsoft is also entitled to terminate the OEM agreements under certain circumstances, including upon a change of control of our company. These provisions, taken as a whole, may have the effect of making an acquisition of our company more difficult. In addition, these provisions could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us.

Our directors and executive officers own a substantial percentage of our ordinary shares.

As of November 1, 2012, our directors and executive officers beneficially own approximately 23.0% of our outstanding ordinary shares. As a result, if these shareholders acted together, they could exert significant influence on the election of our directors and on decisions by our shareholders on matters submitted to shareholder vote, including mergers, consolidations and the sale of all or substantially all of our assets. This concentration of ownership of our ordinary shares could delay or prevent proxy contests, mergers, tender offers, or other purchases of our ordinary shares that might otherwise give our shareholders the opportunity to realize a premium over the then-prevailing market price for our ordinary shares.  This concentration of ownership may also adversely affect our share price.

Issuance of a significant amount of additional ordinary shares upon exercise of outstanding options, warrants and rights and/or substantial future sales of our ordinary shares may depress our share price.

As of November 1, 2012, we had approximately 10.9 million ordinary shares issued and outstanding and approximately 2.3 million of additional ordinary shares which are issuable upon exercise of outstanding employee options, warrants and rights to subscribe for shares. The issuance of a significant amount of additional ordinary shares on account of these outstanding securities will dilute our current shareholders’ holdings and may depress our share price. In addition, the lock-up period, during which former RepliWeb shareholders were restricted from selling approximately 1.0 million ordinary shares we issued to them in connection with the acquisition, expired on June 30, 2012.  If these or other shareholders sell substantial amounts of our ordinary shares, including shares issuable upon the exercise of outstanding employee options, warrants or rights to subscribe for shares, or if the perception exists that our shareholders may sell a substantial number of our ordinary shares, we cannot foresee the impact of any potential sales on the market price of these additional ordinary shares, but it is possible that the market price of our ordinary shares would be adversely affected. Any substantial sales of our shares in the public market might also make it more difficult for us to sell equity or equity related securities in the future at a time and on terms we deem appropriate.  Even if a substantial number of sales do not occur, the mere existence of this “market overhang” could have a negative impact on the market for, and the market price of, our ordinary shares.

Our share price has been volatile in the past and may decline in the future.

Our ordinary shares have experienced significant market price and volume fluctuations in the past and may experience significant market price and volume fluctuations in the future in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;

•	changes in expectations as to our future financial performance and cash position, including financial estimates by securities analysts and investors;

•	announcements of technological innovations or new products by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in the status of our intellectual property rights;

•	announcements by third parties of significant claims or proceedings against us;

•	future substantial sales of our ordinary shares; and

•	the recent reverse share split that we effected on July 19, 2012 in order to list our shares on NASDAQ.

Domestic and international stock markets and electronic trading platforms often experience extreme price and volume fluctuations.  Market fluctuations, as well as general political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events or hostilities in or surrounding Israel, could also adversely affect the price of our ordinary shares.

We do not intend to pay cash dividends.

Our policy is to retain earnings for use in our business.  We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future.

Risk Factors Relating to Our Operations in Israel

Security, political and economic instability in the Middle East may harm our business.

We are incorporated under the laws of the State of Israel, and our principal offices and research and development facilities are located in Israel. Accordingly, security, political and economic conditions in the Middle East in general, and in Israel in particular, directly affect our business.

Over the past several decades, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since late 2000, there has also been a high level of violence between Israel and the Palestinians which has strained Israel’s relationship with its Arab citizens, Arab countries and, to some extent, with other countries around the world. Terrorist attacks and hostilities within Israel as well as tensions between Israel and Iran, have also heightened these risks. Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. In addition, since early 2011, riots and popular uprisings in various countries in the Middle East have led to severe political instability in those countries. This instability may lead to deterioration of the political and trade relationships that exist between the State of Israel and these countries.  In addition, this instability may affect the global economy and marketplace. Any armed conflicts or political instability in the region, including acts of terrorism or any other hostilities involving or threatening Israel, would likely negatively affect business conditions and could make it more difficult for us to conduct our operations in Israel, which could increase our costs and adversely affect our financial results.

Furthermore, some neighboring countries, as well as certain companies and organizations, continue to participate in a boycott of Israeli firms and others doing business with Israel or with Israeli companies. Restrictive laws, policies or practices directed towards Israel or Israeli businesses could have an adverse impact on the expansion of our business. In addition, we could be adversely affected by the interruption or curtailment of trade between Israel and its trading partners, a significant increase in the rate of inflation, or a significant downturn in the economic or financial condition of Israel.

Our financial results may be adversely affected by currency fluctuations.

Since we report our financial results in dollars, fluctuations in rates of exchange between the dollar and non-dollar currencies may have a material adverse affect on our results of operations.  We generate a majority of our revenues in dollars or in dollar-linked currencies, but some of our revenues are generated in other currencies such as the NIS, the British Pound Sterling and the Hong-Kong Dollar. As a result, some of our financial assets are denominated in these currencies, and fluctuations in these currencies could adversely affect our financial results. In addition, a large portion of our expenses, principally salaries and related personnel expenses, are paid in NIS. During 2011, we witnessed a strengthening of the average exchange rate of the NIS against the dollar, which increased the dollar value of Israeli expenses. If the NIS strengthens against the dollar, as it did in 2011, the value of our Israeli expenses will increase. While we engage, from time to time, in currency hedging transactions intended to reduce the effect of fluctuations in foreign currency exchange rates on our results of operations, we cannot guarantee that such measures will adequately protect us against currency fluctuations in the future.  Although exposure to currency fluctuations to date has not had a material adverse effect on our business, there can be no assurance such fluctuations in the future will not have a material adverse effect on our operating results and financial condition.

Because we received grants from the Israeli Office of the Chief Scientist, we are subject to ongoing restrictions.

We received royalty-bearing grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor, or the Chief Scientist, for research and development programs that meet specified criteria. Since December 31, 2006, we have no further obligation to pay royalties to the Chief Scientist in respect of sales of our products. However, the terms of the Chief Scientist’s grants limit our ability to transfer know-how developed under an approved research and development program outside of Israel, regardless of whether the royalties were fully paid. In addition, any non-Israeli citizen, resident or entity that, among other things, becomes a holder of 5% or more of our share capital or voting rights, is entitled to appoint one or more of our directors or our chief executive officer, serves as a director of our company or as our chief executive officer, is generally required to notify the same to the Chief Scientist and to undertake to observe the law governing the grant programs of the Chief Scientist, the principal restrictions of which are the transferability limits described above.

It may be difficult to enforce a U.S. judgment against our officers, our directors and us or to assert U.S. securities law claims in Israel.

We are incorporated under the laws of the State of Israel. Service of process upon us, our Israeli subsidiaries and our directors and officers, substantially all of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because the majority of our assets and investments, and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of them may not be collectible within the United States.

We have been advised by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. final judgment in a civil matter, including judgments based upon the civil liability provisions of the U.S. securities laws and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment is enforceable in the state in which it was given;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

•	the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the U.S. court.

Provisions of our articles of association and of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control and therefore depress the price of our shares.

The provisions in our articles of association relating to the submission of shareholder proposals for shareholders meetings, and requiring a special majority voting in order to amend certain provisions of our articles of association relating to such proposals as well as to election and removal of directors, may have the effect of delaying or making an acquisition of our company more difficult. In addition, provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making an acquisition of our company more difficult. For example, under the Companies Law, upon the request of a creditor of either party to a proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger. These provisions could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us.  Third parties who are otherwise willing to pay a premium over prevailing market prices to gain control of us may be unable or unwilling to do so because of these provisions of Israeli law.

Free trade agreements between Israel and the United States and the European Union may be terminated or changed.

Israel has the benefit of a free trade agreement with the United States which, generally, permits tariff-free access into the United States for products produced by us in Israel.  In addition, as a result of an agreement entered into by Israel with the European Union, or the EU, and countries remaining in the European Free Trade Association, or EFTA, the EU and EFTA have abolished customs duties on Israeli industrial products.  There can be no assurance that these agreements will not be terminated, changed, amended or otherwise declared non-applicable to all or some of our Israeli operations, and accordingly, materially harm our businesses.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $20,000,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares were traded on the NASDAQ Global Market from our initial public offering on December 17, 1992 through August 15, 2007 and on the NASDAQ Capital Market from August 15, 2007 through February 22, 2008.  From February 26, 2008 through July 25, 2012, our ordinary shares were quoted on the OTCBB.  Effective July 26, 2012, our ordinary shares were relisted on the NASDAQ Capital Market under the symbol ATTU.

On July 19, 2012, we effected a one-for-four reverse split of our ordinary shares, and accordingly the par value of our ordinary shares was changed from NIS 0.1 to NIS 0.4 per share. The price ranges listed below have been adjusted to give retroactive effect to the stock split for all periods presented.

Annual Stock Information

The following table sets forth, for each of the years indicated, the range of high ask and low bid prices of our ordinary shares on the NASDAQ Global Market (through August 15, 2007), on the NASDAQ Capital Market (through February 22, 2008), and, starting February 26, 2008, on the OTCBB:

Year	High	Low

2007	$6.08	$1.44
2008	$2.40	$0.32
2009	$1.40	$0.36
2010	$2.92	$1.04
2011	$3.56	$1.56

Quarterly Stock Information

The following table sets forth, for each of the full financial quarters in the years indicated, the range of high ask and low bid prices of our ordinary shares on the OTCBB (through July 25, 2012), and, starting July 26, 2012, on the NASDAQ Capital Market:

	High	Low
2010
First Quarter	$2.00	$1.04
Second Quarter	$2.20	$1.44
Third Quarter	$1.56	$1.16
Fourth Quarter	$2.92	$1.28
2011
First Quarter	$3.56	$2.24
Second Quarter	$2.80	$1.76
Third Quarter	$2.80	$1.56
Fourth Quarter	$3.12	$1.92
2012
First Quarter	$4.00	$2.60
Second Quarter	$6.60	$2.92
Third Quarter	$9.75	$5.40

Monthly Stock Information

The following table sets forth, for each of the most recent last six months, the range of high ask and low bid prices of our ordinary shares on the OTCBB (through July 25, 2012), and, starting July 26, 2012, on the NASDAQ Capital Market:

Month	High	Low
May 2012	$6.60	$4.24
June 2012	$5.72	$4.84
July 2012	$9.75	$5.40
August 2012	$7.75	$6.21
September 2012	$8.29	$7.00
October 2012	$8.25	$7.29
November 2012 (through November 26, 2012)	$8.20	$6.54

On November 26, 2012, the last reported sale price of our ordinary shares on NASDAQ was $7.38 per share.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the consolidated debt and capitalization, determined in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, as of September 30, 2012. The information in this table should be read in conjunction with our audited U.S. GAAP financial statements as of and for the year ended December 31, 2011 and the notes thereto, included in our annual report on Form 20-F/A for the year ended December 31, 2011, and our unaudited financial statements for the nine-month period ended September 30, 2012, included in our Report on Form 6-K furnished on October 31, 2012 which have been incorporated by reference into this prospectus.

September 30, 2012
(U.S. dollars in thousands)

Cash and cash equivalents	$1,714

Short-term debt:

Current maturities of long-term debt	6 (*)
Total short-term debt	6
Long-term debt	--

Shareholders’ equity:
Ordinary shares of NIS 0.4 par value; 32,500,000 authorized, 10,885,401 shares outstanding (**)	1,225
Additional paid in capital	109,967
Other comprehensive loss	(671)
Accumulated Deficit	(102,414)
Total shareholders’ equity	$8,107
Total Capitalization and Indebtedness	$8,113

(*) Secured short-term debt.
(**) Adjusted to reflect the reverse stock split effected on July 19, 2012.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from any sales of our securities pursuant to this prospectus.  Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities in connection with our strategic plan, including marketing expenses, research and development expenses, general and administrative expenses and for working capital and other general corporate purposes, including investments and possible acquisitions. We may invest funds that we do not immediately require in marketable securities.

DESCRIPTION OF ORDINARY SHARES

General

Our authorized share capital consists of 32,500,000 ordinary shares of a nominal value of NIS 0.4 each, which entitle their holders to notice of and to participate in and to vote one vote per ordinary share at shareholder meetings, the right to receive dividends upon the declaration of dividends by the board of directors and the right to participate in the distribution of our assets upon liquidation.  The shares do not entitle their holders to preemptive rights.

As of November 1, 2012, we had outstanding (i) 10,882,901 ordinary shares, (ii) employee stock options to purchase an aggregate of 1,707,256 ordinary shares at a weighted average exercise price of approximately $2.43 per share, with the latest expiration date of these options being July 22, 2018 (of which, options to purchase 1,065,319 of our ordinary shares were exercisable as of October 28, 2012), and (iii) outstanding warrants to purchase an aggregate of 637,289 ordinary shares at an exercise price of $0.48 per share, of which warrants to purchase 549,913 ordinary shares expire on December 31, 2013 and the balance expire between December 30, 2014 and July 29, 2015.

 From January 1, 2010 through November 1, 2012, we issued a total of 2,949,895 ordinary shares, of which (i) 695,887  shares were issued in connection with the conversion of our previously outstanding convertible notes, (ii) 214,168 shares were issued in connection with the conversion of subscription rights issued to the holders of our previously outstanding convertible notes, (iii) 596,244 shares were issued in connection with the exercise of warrants, (iv) 215,396 shares were issued in connection with warrants issued to Plenus under the Plenus Loan , (v) 1,008,065 shares were issued in connection with our acquisition of RepliWeb shareholders,  (v) 220,135 shares were issued upon the exercise of options granted under our share option plans.

The following description of our ordinary shares and certain provisions of our memorandum and articles of association and of the Israeli Companies Law related to such provisions is only a summary.  The description below is qualified in its entirety by the provisions of our memorandum and articles of association, which are incorporated herein by reference and to Israeli law

Rights Attached to Shares

Dividend rights. Subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any special class of shares with regard to dividends, our profits available for dividends and resolved to be distributed shall be applied in payment of dividends upon our shares in proportion to the amount paid up or credited as paid-up per the nominal value thereon respectively.  Unless otherwise specified in the conditions of issuance of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period.  Our board of directors may declare interim dividends and propose the final dividend with respect to any fiscal year only out of profits legally available for distribution, in accordance with the provisions of the Israeli Companies Law. If after one year a dividend has been declared and it is still unclaimed, our board of directors is entitled to invest or utilize the unclaimed amount of dividend in any manner to our benefit until it is claimed.  We are not obligated to pay interest on an unclaimed dividend.

Voting rights. Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders.  Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Rights to share in profits.  Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution.  See “Dividend Rights” above.

Rights to share in surplus in the event of liquidation. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their holdings.  This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Liability to capital calls by Us.  Under our memorandum of association and the Israeli Companies Law, the liability of our shareholders is limited to the unpaid amount of the par value of the shares held by them.

Limitations on any existing or prospective major shareholder.  See  “Approval of Related Party Transactions Under Israeli Law” in Item 6C of our annual report on Form 20-F/A for the year ended December 31, 2011 filed with the SEC on April 2, 2012.

Changing Rights Attached to Shares

The rights attached to any class of shares (unless otherwise provided by the terms of issuance of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a vote at a meeting of the shareholders passed at a separate meeting of the holders of the shares of the class by a majority of the voting rights of such class represented at the meeting in person or by proxy and voting thereon.

Under our articles of association, unless otherwise provided by the conditions of issuance, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

Shareholders Meetings

Our board of directors must convene an annual meeting of shareholders at least once every calendar year, within fifteen months of the last annual meeting.  A special meeting of shareholders may be convened by the board of directors, as it decides.

The Companies Law generally allows shareholders to submit a proposal for inclusion on the agenda of a general meeting of a company's shareholders and also request a company to convene a special meeting of shareholders upon request in accordance with the Companies Law. Our articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholders meetings.

In accordance with our articles of association, unless a longer period for notice is prescribed by the Israeli Companies Law, at least 10 days and not more than 60 days notice of any general meeting of shareholders shall be given.  Under the Companies Law, shareholder meetings generally require prior notice of not less than 21 days or, with respect to certain matters, such as election of directors and affiliated party transactions, not less than 35 days.

The quorum required at any meeting of shareholders consists of at least two shareholders present in person or represented by proxy who hold or represent, in the aggregate, at least 25% of the total voting rights in the Company.  A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the directors designate in a notice to the shareholders. If, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, any two shareholders present in person or by proxy shall constitute a quorum, except with respect to adjourned shareholder meetings convened for shareholder proposals.

Under our articles of association, all resolutions require approval of no less than a majority of the voting rights represented at the meeting in person or by proxy and voting thereon, except that certain provisions of our articles of association relating to shareholder proposals and election and removal of directors would require a special majority of two thirds (66.66%) or more of the voting power represented at the meeting in person or by proxy and voting thereon.

Pursuant to our articles of association, our directors (except outside directors) are elected at our annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting.

Limitations on the Rights to Own Securities in Our Company

Neither our memorandum of association or our articles of association nor the laws of the State of Israel restrict in any way the ownership or voting of shares by non-residents, except with respect to subjects of countries which are in a state of war with Israel.

Provisions Restricting Change in Control of Our Company

Except for (1) establishing advance notice and procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholders meetings, and (2) requiring a special majority voting in order to amend certain provisions of our articles of association relating to shareholder proposals and election and removal of directors, there are no specific provisions of our memorandum or articles of association that would have an effect of delaying, deferring or preventing a change in control of Attunity or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and a vote of the majority of its shares.  For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger.  Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger.  In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that an acquisition of shares in a public company must be made by means of a "special" tender offer if as a result of the acquisition (1) the purchaser would become a 25% or greater shareholder of the company, unless there is already another 25% or greater shareholder of the company or (2) the purchaser would become a 45% or greater shareholder of the company, unless there is already a 45% or greater shareholder of the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholder approval, (2) was from a 25% or greater shareholder of the company which resulted in the acquirer becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company. A "special" tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders.  In general, the tender offer may be consummated only if (1) at least 5% of the company’s outstanding shares will be acquired by the offeror and (2) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of a company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his ordinary shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Disclosure of Share Ownership

The Israeli Securities Law, 1968 and regulations promulgated thereunder do not require a company whose shares are publicly traded solely on a stock exchange outside of Israel, as in the case of our company, to disclose its share ownership.  However, our shareholders must comply with the share ownership disclosure requirements of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

Changes in Our Capital

Under the Companies Law and our memorandum and articles of association, changes in our capital, such as increases of our authorized share capital or creation of another class of shares, are subject to the approval of the shareholders by the holders of at least 75% of the votes of shareholders present by person or by proxy and voting in the shareholders meeting.

Transfer Agent

Our transfer agent in the United States is American Stock Transfer and Trust Company, LLC whose address is 59 Maiden Lane, New York, New York 10038.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities issued by the Company under this prospectus. Warrants may be issued independently or together with any other securities issued by the Company under this prospectus and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and U.S. federal income tax consequences;

•	the antidilution provisions of the warrants; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the ordinary shares, warrants or units, which refer to collectively as the "securities," in any one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters or dealers for resale to the public or to investors;

•
in "at the market offerings," if eligible, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;

•	directly to investors, including our affiliates, in privately negotiated transactions; or

•	through a combination of these methods of sale.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names and addresses of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Attunity Ltd appearing in our Annual Report on Form 20-F/A for the year ended December 31, 2011 and the consolidated financial statements of Repliweb Inc., for the year ended December 31, 2010, appearing in our Form 6-K filed with the SEC on September 20, 2011, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

 The validity of the securities offered hereby under Israeli law has been passed upon for us by and other legal matters under Israeli law relating to any offering will be passed upon for us by Goldfarb Seligman & Co., Tel-Aviv, Israel.  Some legal matters under United States law relating to any offering will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, Boston, Massachusetts.

WHERE YOU CAN FIND MORE INFORMATION

Our Public Filings

This prospectus is a part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such, we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We file annual and special reports and other information with the SEC (Commission File Number 001-20892). These filings contain important information which does not appear in this prospectus.

For further information about us, you may read and copy any document filed with or furnished to the SEC by us at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549, Room 1580. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Information contained in such website is not part of this prospectus.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on September 20, 2011 (excluding exhibits 99.1, 99.4, 99.7 and 99.8);

•	Our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2011 filed with the SEC on April 2, 2012;

•	Our GAAP financial statements as of and for the three-month period ended March 31, 2012 that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on April 23, 2012;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on May 15, 2012;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on May 16, 2012;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 11, 2012;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 18, 2012;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 23, 2012;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 24, 2012;

•
Our GAAP financial statements as of and for the three- and six-month periods ended June 30, 2012 that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on July 25, 2012;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 25, 2012;

•
Our GAAP financial statements as of and for the three- and six-month periods ended June 30, 2012 and the notes thereto, as well as the management’s discussion and analysis related thereto, that are attached to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on September 19, 2012;

•
Our GAAP financial statements as of and for the three- and nine-month periods ended September 30, 2012 that are attached to our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on October 31, 2012;

•	Our Report of Foreign Private Issuer on Form 6-K filed with the SEC on November 20, 2012; and

•
The description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A filed with the SEC on July 25, 2012 under the Exchange Act and any amendment or report filed for the purpose of updating that description.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed or furnished after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We shall provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Attunity Ltd
Kfar Netter Industrial Park, POB 3787
Kfar Netter 40593, Israel
Attn.: Company Secretary
Telephone number (+972) 9-899-3000

You may also obtain information about us by visiting our website at http://www.attunity.com. Information contained in our website is not part of this prospectus.

We are subject to the reporting requirements of the Exchange Act, as applicable to “foreign private issuers” as defined in Rule 3b-4 under the Exchange Act, and in accordance therewith, we file annual reports and other information with the SEC.  As a foreign private issuer, we are exempt from certain provisions of the Exchange Act.  Accordingly, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from reporting and the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Notwithstanding the foregoing, we furnish reports with the SEC on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and we solicit proxies and furnish proxy statements for all meetings of shareholders, a copy of which proxy statement is furnished promptly thereafter with the SEC under the cover of a Report of Foreign Private Issuer on Form 6-K. We publish annually an annual report on our website containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant.  We prepare our financial statements in United States dollars and in accordance with U.S. GAAP.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in Israel.  Substantially all of our executive officers and directors and our Israeli auditors are nonresidents of the United States, and a substantial portion of our assets and the assets of these persons are located outside the United States.  Therefore, it may be difficult to enforce a judgment obtained in the United States against us or any such persons.

Additionally, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel.  In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.  Subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment is no longer appealable;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.  An Israeli court also will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;

•	there was no due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid; or

•	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in NIS, which can then be converted into non-Israeli currency and transferred out of Israel.  The usual practice in an action to recover an amount in non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in NIS at the rate of exchange on the date of payment, but the judgment debtor also may make payment in non-Israeli currency.  Pending collection, the amount of the judgment stated in NIS ordinarily will be linked to the Israel consumer price index plus interest at the annual rate (set by Israeli law) prevailing at that time.  Judgment creditors bear the risk of unfavorable exchange rates.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$2,292
Legal fees and expenses*	$20,000
Accounting fees and expenses*	$5,000
Printing , EDGAR formatting and mailing expenses*	$3,000
Miscellaneous expenses*	$1,000

Total	$31,292

*Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

2,480,000
Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Roth Capital Partners

Co-Lead Manager

Craig-Hallum Capital Group

November 21, 2013